As filed with the Securities and Exchange Commission on January 30, 2012

Registration No. 333-177509

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORO EAST MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1040	26-2012582
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

1127 Webster Street, Suite 28 Oakland, CA 94607
________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tian Qing Chen
Chairman and Chief Executive Officer
Oro East Mining, Inc.
1127 Webster Street, Suite 28,
Oakland, CA 94607
(510) 544-1516
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	5,000,000	(2)	$3.00	(2)	$15,000,000	$1,719.00
Common Stock, par value $0.0001 per share	1,866,440	(3)	$3.00	(4)	$5,599,320	$641.68
TOTAL	6,866,440		$3.00		$20,599,320	$2,360.68
____________________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 1,866,440 shares of common stock, $0.0001 par value per share (the “Common Stock”).

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $3.00 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board or other U.S. trading exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED January 25, 2012

ORO EAST MINING, INC.

5,000,000 OF COMMON STOCK OFFERED BY ORO EAST MINING, INC.

1,866,440 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 5,000,000 of our common stock, and (ii) the resale by certain selling stockholders of Oro East Mining, Inc. of up to 1,866,440 shares of common stock held by selling stockholders of Oro East Mining, Inc.  No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders.  Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $3.00 per share for the duration of the offering.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares.  This Prospectus will permit our Chief Executive Officer, Mr. Tian Q. Chen, as well as our President, Ms. Danni Zhong, to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  Mr. Chen and Ms. Zhong will sell the shares and intends to offer them to friends, family members and business acquaintances.  Mr. Chen and Ms. Zhong will not sell any of their respective shares until he Company sells all of the 5,000,000 shares in its offering.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $3.00 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$3.00	Not Applicable	$1,500,000	$7,500,000	$15,000,000

Totals	$3.00	Not Applicable	$1,500,000	$7,500,000	$15,000,000

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $3.00 per share, for the duration of the offering, until our shares are quoted on the OTC Bulletin Board or other U.S. trading exchange and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or other U.S. trading exchange.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds that we raise from our offering of 5,000,000 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 5,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 9 of this prospectus.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until ___ ______, 2012 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, “Oro East” or “Oro East Mining, Inc.” refer to Oro East Mining, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Oro East Mining, Inc. (“Oro East”), a Delaware corporation, is an exploration stage mining company that has acquired rights to develop certain tenement lands in the Republic of Philippines for the mining of gold, copper, and other precious or industrial mineral deposits.  We have no operating history, no customers and no revenues and expect to begin operations in before the end of 2012.  As of November 28, 2011 we had $115,000 in cash reserves.  Our monthly expenses have equaled, on average, approximately $20,000.   At this rate, our present capital will last until June 30, 2012.

Our business may not materialize in the event we are unable to execute on our plan described on this and the following pages.  The events or circumstances that may prevent the accomplishment of our business objectives, include, without limitation, (i) the fact that the assignment of claims to the Company will revert back to Oro East Mining Company LTD should we fail to become a publicly listed company, as required by Section 3 of our Assignment of Rights Agreement with Oro East Mining Company LTD, (ii) minerals prices could be lower than the cost of development and sale of those minerals, (iii) the possibility that exploration efforts will not yield economically recoverable quantities of minerals, (iv) accidents resulting in physical injuries that give rise to claims associated with mineral exploration and development operations, (v) the risk that the Company will encounter unanticipated geological factors,  (vi) the Company’s need for and ability to obtain additional financing, (vii) the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and (viii) the exercise of voting control the Company’s officers and directors collectively hold of the Company’s voting securities.

The Company will initially focus on its sole asset that was assigned to the Company by Ore East Mining Company LTD. (“Assignor”), a privately-held corporation organized under the laws of the Republic of the Philippines to further explore, extract and process ore within the guild lines of our Mineral Right Sharing Agreement (MPSA) with the Philippine Government granted in March of 2010. The claim is named MPSA 320-2010-XI and is comprised of 7,855 hectares (19,401 acres) of mining rights on Mindanao Island in the Davao region of the Philippines.  The Company’s claim is fee simple with all applicable permits obtained to erect infrastructure, refining, smelting plants and power stations for extraction and production of gold and copper as primary targets, and iron ore and other metals as secondary. The Company will continue exploration on MPSA 320-2010-XI as it transitions itself from an exploration company with the intention to become a gold, silver and copper production company with plans to advance the identified MPSA 320-2010-XI deposits through to production by as early as 2012.  The Company has not identified any mineral reserves in connection with MPSA 320-2010-XI.

The principals of Assignor, controlled by our CEO, Tian Qing Chen, acquired a controlling interest in the Company for the purpose of operating as a publicly-reporting company and determined that it is in their best interests to assign Assignor’s rights to the claims.  Assignor receives a benefit from the assignment of the claim to Assignee because the Company plans to finance the exploration and development of the Company’s business, the cornerstone of which is the claim, for the benefit of its shareholders.

To identify the mineral resources on MPSA 320-2010-XI , the Assignor conducted a semi-detailed geological mapping using compass and tape method backed by Global Positioning System (GPS) and manual test-pitting, artisanal tunneling and trenching activities which suggested Copper (CU) grades on the sulphide side from 4% to as high as 15% Cu (from more than 40 laboratory assays on grab, outcrop, test-pit and composite sampling grade range and Au (gold) grab and composite sample contents of 1.5 to 5 gms/ton from 2-3 meter deep testpits)..  This was conducted by Agetro Davao Mapping Team from June 29, 2008 to August 27, 2008 on 4,939 hectares of Oro East Mining Claim dominated as MPSA 320-2010-XI Parcel II (approximately two thirds of the fully permitted claim MPSA 320-2010-XI ).

The Company now plans on taking a two phase approach.   In Phase I the Company will analyze the exploration data that was completed and provided by Assignor followed by  expanded prospecting, mapping, sampling and ultimately diamond drilling, effective mine planning and implementation will be facilitated.  In Phase II the Company will identify and implement the mining method(s) best adapted to maximize production, including: (i) effective extraction of ore delineated by the exploration, mine geology and grade control department., (ii) proper handling of ore and blending method to attain an economical grade without sacrificing the quality of the ore, (iii) proper, effective and economical milling plant operation that can recover the gold at the highest percentage possible, and (iv) proper disposal of plant tails.

Our current plans, predicated on raising $15,000,000 from the sale of 5,000,000 shares of common stock is to begin with Phase I, which will consist of validation of previous exploration programs completed by Assignor that will include road repairs, expanded prospecting, mapping, sampling and ultimately diamond drilling, effective mine planning and implementation will be facilitated of at a cost of $2,500,000 to the Company.  If Phase I is favorable, we would then Phase II that transitions the Company into a gold, silver and copper production company at an estimated total cost of $12,500,000, which is a reflection of local costs for the type of work program planned.  We will proceed to Phase II only if we are successful in being able to secure the capital funding required to complete Phase II.  Therefore, we expect to expend $2,500,000 on Phase I.

We plan a two-phase program to properly evaluate the potential of the property to determine if there are commercially exploitable deposits of gold, silver and copper.  We must conduct exploration to determine to validate deposits and determine if they can be economically extracted and profitably processed. We do not claim to have any ores or reserves whatsoever at this time.

We anticipate Phase I planned geological exploration program will cost $2,500,000.  Phase I may require up to sixteen weeks for the base work and an additional two to three months for analysis, evaluation of the work completed and the preparation of a report.  Costs for Phase I consist of wages, fees, geological and geochemical supplies, assaying, equipment, diamond drilling and operation costs. It is our intention to carry the work out in 2011 and early 2012, predicated on completion of the offering described in this registration statement.  The Company has four employees and has not hired any engineers or geoscientists and will not do so until funds are available to proceed with the first phase of exploration on the property. We will assess the results of this program upon receipt of an appropriate engineering or geological report. It is our intention to retain a U.S.-educated geoscientist to evaluate and conform to American standards the phase I work program and to author a report to American standards for future capital raising. Phase II is not planned to be carried out until 2012 and will be contingent upon favorable results from phase I and specific recommendations of a professional geoscientist based on those results. Favorable results means that a geoscientist, engineer or other recognized professional states that there is a strong likelihood of value being added by transitioning into a gold, silver and copper production company, makes a written recommendation that we proceed to the next phase of production, a resolution is approved by the Board of Directors of the Company indicating such work should proceed and that it is feasible to finance the next phase of production. A detailed outline of the proposed timetable can be found on page 38 under the heading “Management’s Discussion, Analysis of Financial Condition and Results of Operations”.

Recent Developments

During the first nine months of 2011, Oro East spent $641,701 on general infrastructures including paving roads and building improvements in the Philippines to facilitate the exploration of mining properties.

About Oro East Mining, Inc.

We were incorporated in the State of Delaware on February 15, 2008, and established an end of December fiscal year end. Our corporate headquarters is located at 1127 Webster Street, Suite 28, Oakland, CA 946076 and our telephone number is +1 (510) 544-1516.

Our business plans for the current fiscal year through February 28, 2012, are detailed in the Management Discussion and Analysis on page 38.

THE OFFERING

The Offering

Securities offered:	We are offering up to 5,000,000 of our common stock. The selling stockholders are hereby offering up to 1,866.440 shares of our common stock.

Offering price:
The selling stockholders will offer and sell their shares of common stock at a fixed price of $3.00per share until our shares are quoted on the OTC Bulletin Board or other US trading exchange, if our shares of common stock are ever quoted on the OTC Bulletin Board or other US trading exchange, and thereafter at prevailing market prices or privately negotiated prices.

December 31, 2010 ($)
Financial Summary
Cash and Deposits	126,355
Total Assets	390,962
Total Liabilities	358,674
Total Stockholder’s Equity (Deficit)	32,288

Accumulated From February 15, 2008
(Inception) to December 31, 2010 ($)

Statement of Operations
Total Expenses	386,840
Net Loss for the Period	(386,840)
Net Loss per Share	0.00

Shares outstanding prior to offering:	27,916,440

Shares outstanding after offering:	32,916,440

Market for the common shares:
There is no public market for our shares.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board or other U.S. trading exchange. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:
We intend to use the net proceeds from the sale of our 5,000,000 shares (after deducting estimated offering expenses payable by us) for professional fees, general business development, administration expenses, option fees and geological survey fees.  See “Use of Proceeds” on page 20 for more information on the use of proceeds.  We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 1,866,440 shares of common stock under this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 15, 2008 (Inception) to December 31, 2010, and our unaudited financial statements as of September 30 2011 and 2010. Our working capital as at September 30, 2011 was $347,485.

September 30, 2011 ($)
Financial Summary (Unaudited)
Cash and Deposits	347,485
Total Assets	582,661
Total Liabilities	559,985
Total Stockholder’s Equity	22,676

Accumulated From February 15, 2008
(Inception) to September 30, 2011 ($)
Statement of Operations (Unaudited)
Total Expenses	1,672,445
Net Loss for the Period	1,636,422

September 30, 2010 ($)
Financial Summary (Unaudited)
Cash and Deposits	148,942
Total Assets	148,942
Total Liabilities	161,194
Total Stockholder’s Equity (Deficit)	(12,252)

Accumulated From February 15, 2008
(Inception) to September 30, 2010 ($)
Statement of Operations (Unaudited)
Total Expenses	235,570
Net Loss for the Period	235,570

Glossary of Exploration Terms

The following terms, when used in this registration statement, have the respective meanings specified below:

Andesite	An extrusive usually dark grayish rock consisting essentially of oligoclase or feldspar.
Dacite	A fine-grained light gray volcanic rock consisting primarily of quartz, plagioclase, and potassium feldspar, and also containing biotite, hornblende, or pyroxene.
Assay	A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.
Dendrite	A branching treelike figure produced on or in a mineral by a foreign mineral.
Dendritic	Resembling or having dendrites. Branching like a tree.
Deposit	When mineralized material has been systematically drilled and explored to the degree that a reasonable estimate of tonnage and economic grade can be made.
Development
Preparation of a mineral deposit for commercial production, including installation of plant and machinery and the construction of all related facilities. The development of a mineral deposit can only be made after a commercially viable mineral deposit, a reserve, has been appropriately evaluated as economically and legally feasible.

Diamond drill
A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock, which is recovered in long cylindrical sections an inch or more in diameter.

Diorite	A granular crystalline igneous rock commonly of acid plagioclase and hornblende, pyroxene, or biotite.
Exploration
The prospecting, trenching, mapping, sampling, geochemistry, geophysics, diamond drilling and other work involved in searching for mineral bodies’ a mining prospect  which has not yet reached either the development or production stage.

Mafic Mafic-ultramafic	Of, relating to, or being a group of usually dark-colored minerals rich in magnesium and iron. Mafic and untramafic minerals together.
Mineral	A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form and physical properties.
Mineral Reserve	A mineral reserve is that part of a deposit which could be economically and legally extracted or produced at the time of the reserve determination.
Mineralization	Rock containing an undetermined amount of minerals or metals.
Miocene	Of, relating to, or being an epoch of the Tertiary between the Pliocene and the Oligocene or the corresponding series of rocks.

Paleogene	Of, relating to, or being the earlier part of the Tertiary including the Paleocene, Eocene, and Oligocene or the corresponding series of rocks.

Ultramafic	Minerals that are very low in silica and rich in iron and magnesium.
Trenching	The digging of long, narrow excavation through soil, or rock, to expose potential mineralization for geological examination or assays.
Waste	Material that is too low in grade to be mined and milled at a profit.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our audited financial statements for the year ended December 31, 2009, December 31, 2010 and unaudited financial statements ended June 31, 2010 were prepared assuming that we will continue our operations as a going concern. We were incorporated on February 15, 2008 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

We anticipate that our cash position of $347,485 at September 30, 2011 will be insufficient to complete the first phase of any initial exploration program of any mining claim. Subsequent exploration activities will require additional funding.  Our current plans, predicated on raising $15,000,000, accomplished by the sale of the of  5,000,000  shares in our offering calls only for the completion of Phase I at a cost of $2,500,000  to the Company.  If Phase I is not favorable, we may terminate the option and cease operations.  If Phase I is favorable we would then proceed to Phase II at an estimated total cost of $12,500,000.  We will proceed to Phase II only if we are also successful in being able to secure the capital funding required to complete Phase II.  Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL MINERAL EXPLORATION ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on February 15, 2008 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition

●	ability to anticipate and adapt to a competitive market

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERAL DEPOSITS WILL BE FOUND ON OUR MPSA 184-XI CLAIM OR OTHER MINERAL PROPERTIES THAT WE ACQUIRE.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

THE MARKET PRICE FOR PRECIOUS METALS IS BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. THERE IS A RISK THAT THE MARKET PRICE FOR PRECIOUS METALS WILL SIGNIFICANTLY DECREASE, WHICH WILL MAKE IT DIFFICULT FOR US TO FUND FURTHER MINERAL EXPLORATION ACTIVITIES, AND WOULD DECREASE THE PROBABILITY THAT ANY SIGNIFICANT MINERALIZATION THAT WE LOCATE CAN BE ECONOMICALLY EXTRACTED.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

CURRENT MANAGEMENT’S LACK OF EXPERIENCE IN AND/OR WITH MINING AND, IN PARTICULAR, MINERAL EXPLORATION ACTIVITY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

A majority of our officers and directors do not have any prior experience with or has ever been employed in the mining industry.  Additionally, our officers and directors have no college or university degree, or other educational background, in mining or geology or in a field related to mining.  More specifically, our officers and directors lack technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, our officer and director may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole.  For example, management and our directors’ decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers’ and directors’ future possible mistakes, lack of sophistication, judgment or experience in this particular industry.  As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering up to 1,866,440 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 6.85% of the common shares outstanding as of the date of this prospectus.

DEPENDENCE ON THE MANAGEMENT, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE.

At this time, our officers and directors are wholly responsible for the development and execution of our business plan. Our officers and directors are under no contractual obligation to remain employed by us, although they have no present intent to leave. If our officers and directors should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR OFFICERS AND DIRECTORS DEVOTE LIMITED TIME TO THE COMPANY’S BUSINESS AND ARE ENGAGED IN OTHER BUSINESS ACTIVITIES

At this time, four of our officers and directors devote their full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT.

Currently, the Company has two shareholders that own more than 96.17% of our outstanding shares, Mutual Gain Hong Kong, Limited currently owns 23,850,000 shares of our common stock, representing approximately 85.43% of the voting control of the Company. Accelerated Venture Partners LLC currently owns 3,000,000 shares of our common stock, representing approximately 10.74% voting control of the Company.  Our current shareholders therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

LACK OF EMPLOYMENT AGREEMENTS WITH KEY MANAGEMENT RISKING POTENTIAL OF THE LOSS OF THE COMPANY’S TOP MANAGEMENT

We do not currently have an employment agreement with any of our key management or key man insurance on their lives. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and we may not be be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

WE ARE SOLELY GOVEREND BY A SMALL NUMBER OF EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Chen and Ms. Chen, our only two (2) directors make decisions such as the approval of related party transactions, the compensation of executive officers, and the oversight of the accounting function. Additionally, because we only have three (3) executive officers, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. In addition, Mr. Chen and Ms. Chen will exercise full control over all matters that require the approval of a Board of Directors. Accordingly, the inherent controls that arise from the segregation of executive duties and review and/or approval of those duties by the Board of Directors may not prevail.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE SOME OF OUR EXECUTIVE OFFICERS AND DIRECTORS, ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

Shareholders may have difficulty enforcing any claims against us because certain of our officers and directors reside outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate the assets of that person, and register the judgment in the foreign jurisdiction where the assets are located.

LACK OF ADDITIONAL WORKING CAPITAL MAY CAUSE CURTAILMENT OF ANY EXPANSION PLANS WHILE RAISING OF CAPITAL THROUGH SALE OF EQUITY SECURITIES WOULD DILUTE EXISTING SHAREHOLDERS’ PERCENTAGE OF OWNERSHIP

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to June 30, 2012. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY AFFECT OUR OPERATIONS

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR INABILITY TO SUCCESSFULLY ACHIEVE SALES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

No assurance can be given that we will be able to successfully achieve sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for government services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

WE WILL NEED TO INCREASE THE SIZE OF OUR ORGANIZATION, AND MAY EXPERIENCE DIFFICULTIES IN MANAGING GROWTH.

We are a small company with four full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

THE AVAILABILITY OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK MAY, UPON THEIR ISSUANCE, LEAD TO DILUTION OF EXISTING STOCKHOLDERS.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of the date of this prospectus, 27,916,440 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

WE MAY NEED ADDITIONAL CAPITAL THAT COULD DILUTE THE OWNERSHIP INTEREST OF INVESTORS.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

WE MAY NOT HAVE ADEQUATE INTERNAL ACCOUNTING CONTROLS. WHILE WE HAVE CERTAIN INTERNAL PROCEDURES IN OUR BUDGETING, FORECASTING AND IN THE MANAGEMENT AND ALLOCATION OF FUNDS, OUR INTERNAL CONTROLS MAY NOT BE ADEQUATE.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors.  We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

WE DO NOT HAVE ADEQUATE INSURANCE COVERAGE

At this time, we do not have adequate insurance coverage and therefore have the risk of loss or damages to our business and assets. We cannot assure you that we would not face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS THAT CAN ADVERSELY AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, we cannot be sure that any mineral deposit estimate will ultimately be reclassified as reserves. If our exploration program locates a mineral deposit, such deposits may never besuch deposits may never be classified as reserves.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD, SILVER AND OTHER METALS WHICH IS BEYOND OUR CONTROL. THE PRICE OF PRECIOUS METALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other precious metals can fluctuate. The prices of gold and other precious metals have been and will continue to be affected by numerous factors beyond our control. Factors that affect the price of gold and other precious metals include the demand from consumers for products that use such metals, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND A SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us. We compete with other exploration companies looking for gold and copper deposits. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive. However, while we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in the Philippines. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing and operating mines and other facilities. Furthermore, future changes in governments, regulations and policies could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

TRANSPORTATION DIFFICULTIES AND WEATHER INTERRUPTIONS MAY AFFECT AND DELAY PROPOSED MINING OPERATIONS AND IMPACT OUR PROPOSED BUSINESS.

Our mining properties are accessible by road. The climate in the area is hot and dry in the summer but is subject to heavy rain in the winter months, which could at times hamper accessibility depending on the winter season precipitation levels. As a result, our exploration and mining plans could be delayed for several months each year.

SUPPLIES NEEDED FOR EXPLORATION MAY NOT ALWAYS BE AVAILABLE. IF WE ARE UNABLE TO SECURE EXPLORATION SUPPLIES WE MAY HAVE TO DELAY OUR ANTICIPATED BUSINESS OPERATIONS.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our anticipated business operations and increase our expenses.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. We may never be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our c  ommon stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 5,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 5,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus, the Company had 27,916,440 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 72,083,560 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board or other U.S trading exchange after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE STATE LAW HINDER A POTENTIAL TAKEOVER OF ORO EAST MINING, INC.

We may be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

For purposes of Delaware law, an “interested stockholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

 The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Oro East Mining, Inc. from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired.  Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 5,000,000 is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 5,000,000 shares offered at a public offering price of $3.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $10,000 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

We are working under a phased-in work program and a decision will be made at the end of each phase as to whether we will carry on to the work required in the next phase. Therefore, if the initial phase, or any subsequent phase, is unfavorable we may cease further work on the property. It is possible that we could cease further exploration after the expenditure of $2,500,000 with the completion of phase I and unfavorable results.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $15,000,000 as anticipated.

Percent of total shares offered		25%		50%		75%		100%
Shares Sold		1,250,000		2,500,000		3,750,000		5,000,000
	$		$		$		$
Gross Proceeds from offering		3,750,000		7,500,000		11,250,000		15,000,000
Less offering expenses (1)		16,899		16,899		16,899		16,899
Net offering proceeds		3,733,101		7,483,101		11,081,101		14,983,101

Use of Net Proceeds
Phase One Exploration
Geological Surveys, Grid & related		300,000		300,000		300,000		300,000
Trenching & related		500,000		500,000		500,000		500,000
Diamond Drilling		1,300,000		1,300,000		1,300,000		1,300,000
Sample Analysis & Assays		75,000		75,000		75,000		75,000
Geological Report on Phase I		75,000		75,000		75,000		75,000
Contingencies		200,000		200,000		200,000		200,000
Sub-total – Phase I Expenses		2,450,000		2,450,000		2,450,000		2,450,000

North American geoscientist – review of
Phase I work & U.S. conformity		25,000		25,000		25,000		25,000

Working Capital
Regulatory Costs (EDGAR, PRINTING etc.)		10,000		10,000		10,000		10,000
Legal		5,000		5,000		5,000		5,000
Accounting		3,000		3,000		3,000		3,000
Other – Payroll, Office & Miscellaneous		507,000		507,000		507,000		507,000
Reserve for Phase II		733,101		4,483,101		8,081,101		11,983,101
Sub-total for Working Capital		1,283,101		5,033,101		8,631,101		12,533,101

Unallocated working capita l *		0		0		0		0

Total Use of Proceeds		3,733,101		7,483,101		11,081,101		14,983,101
____________

(1)
Such $16,899 of offering expenses consisting of an SEC registration fee of $2,389, transfer agent fees of $1,000, legal fees of $10,000, accounting fees of $3,000, printing costs of 100 and miscellaneous c osts of $400.

The above figures represent only estimated costs.  All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 5,000,000 shares will be  deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of $15,000,000 in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

The net proceeds from the primary offering may be as much as $15,000,000, assuming all shares are sold, which we can't guarantee, after deducting $10,000 for estimated offering expenses including legal and accounting fees. We will use the proceeds for exploration and working capital. Working capital includes future general non-exploration expenses and costs such as legal, accounting and filing costs associated with keeping the Company in good standing with appropriate regulatory authorities as well as office and related expenses and costs associated with raising additional capital for Phase II, if warranted. We expect to spend between $2,500,000, based on completing only the first phase of a two-phase program, and $12,500,000 to fully complete our two-phase activities depending upon what we encounter in the exploration process and how far we progress on the scheduled exploration program. These sums are based on the technical report and are a reflection of local costs for the specified type of work.

If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement, loans or other undetermined means. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to do such in the future. If we need additional and can't raise it, we will have to suspend or cease operations.

Our current plans, predicated on raising $15,000,000 net, accomplished by the sale of the of  5,000,000  shares of the offering as noted in the preceding table, calls only for the completion of Phase I at a cost of $2,500,000  to the Company. If Phase I is not favorable, we may terminate the option and cease operations. If Phase I is favorable we would then proceed to Phase II at an estimated total cost of $12,500,000, which cost is, again, a reflection of local costs for the type of work program planned. We will proceed to Phase II only if we are also successful in being able to secure the capital funding required to complete Phase II.

The use of the net proceeds table above describes the expenses that will be incurred in association with Phase I of the projected exploration program. Phase II of the exploration program will not be formulated or implemented until the success of Phase I has been evaluated to determine whether further exploration work is warranted. For this reason we will retain as working capital any sums not utilized in Phase I until further financing is obtained for Phase II assuming mining production work is warranted.

Our current plans, predicated on raising $15,000,000 net, accomplished by the sale of the of  5,000,000  shares of the offering as noted in the preceding table, calls only for the completion of Phase I at a cost of $2,500,000  to the Company. If Phase I is not favorable, we may terminate the option and cease operations. If Phase I is favorable we would then proceed to Phase II at an estimated total cost of $12,500,000. Phase II activities still fall within the pre-production stage of operations, with the budget of $12,500,000 allocated for the following: Exploration: After the prospecting Phase I, areas of greatest mineral potential warranting exploration will have been identified, and exploration in these areas will commence.  Costs for said exploration include both labor, fees to contractors and surveyors, and equipment, post-acquisition exploration and appraisal costs.  Development: To gain access to mineral reserves, we will allocate a significant portion of the $12,500,000 to sinking shafts, permanent excavations, building transport infrastructure and begin initial removal of the overburden, which fall within the company’s stripping costs.  Construction: Oro East will also need to establish and commission facilities, machinery and infrastructure to extract and transport minerals. There will be various pods of construction costs, each related to a single mineral cost center. which cost is, again, a reflection of local costs for the type of work program planned.  We will proceed to Phase II only if we are also successful in being able to secure the capital funding required to complete Phase II.

It is possible that no proceeds may be raised from the primary offering. If no shares are sold we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our progress. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is completed, funds will be applied according to the priorities outlined above. For example, if only

$500,000, net, is received, the entire amount will be applied toward the exploration program and costs of the primary offering and quarterly and annual reports required under the Exchange Act. In addition, most of our existing working capital will be utilized. In the event that we raise funds greater than the amount required to fund the first phase of exploration, any such additional funds not used will be used for general working capital. In the event that the first phase work is not favorable we will evaluate all the options. In that not favorable event any excess working capital will be used to maintain our standing with the various regulatory authorities until such time as we are able to restructure our operations and locate a new project. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. Our selling director will not receive any compensation for their effort in selling our shares.

We intend to use the proceeds of the primary offering in the manner set forth above. No material amount of the proceeds are to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

Tian Qing Chen, our President and Chairman, is familiar and experienced with the daily operations of the tenement lands in the Republic of Philippines, prepared the cost estimates int eh this Use of Proceeds section, with the administrative aid of his hired associates and interns. The hired associates and interns worked directly under Mr. Chen’s supervision.

In drafting thecost estiamtes, Mr. Chen relied substantially on the following documents:

-	The Mabalante Main Area Copper-Gold Project Valuation Report, prepared by Skynix Holdings (2008)
-	Memorandum, prepared by Nick Pastoriza, on the Results of the Analyses of Samples Submitted December 26, 2007 (January 11, 2008)
-	Oro East Massive Sulfide Resistivity Report (2007)
-	Oro East Project Pre-Launch Abstract, prepared by Jose Raymundo (June 2008)
-	Mineral Product Sharing Agreement (February 10, 2010)
-	Geophysics Survey Plan Memorandum and Proposal, prepared by Crispin S. Remollo, jr. to Nick Pastroiza (November 9, 2007)
-	Financial Report, prepared by Pascual, Pascual & Co., CPA (December 31, 2008)
-	Legal Opinion Letter, prepared by Clarence Guerrero, Esq. of Guerrero & Partners (October 19, 2009)

Tian  Q. Chen has visits the Company’s regularly, not less than  twice per year, with the last visit taking place from August to November 2011.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.  We will not receive any of the proceeds from the sale of the 1,866,440 common shares being offered for sale by the selling stockholders, which 1,866,440 shares of our common stock may be offered and sold from time to time by the selling stockholders.  The selling shareholders will sell our shares at $3.00 per share until our shares are quoted on the OTCBB or other U.S. trading exchange , and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 67 selling stockholders consist 27,916,440 of our common stock, $0.0001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 27,916,440 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete

Mutual Gain Hong Kong Group Limited (1)	23,850,000	400,000	23,450,000	84.00%
Accelerated Venture Partners LLC (2)	3,000,000	400,000	2,600,000	9.31%
Torin Yao	1,000	1,000	0	0
Yi Lun Yao	1,000	1,000	0	0
Jie Zhen Lu	6,000	6,000	0	0
Jia Wei Yao	6,000	6,000	0	0
Henry Zhao	10,000	10,000	0	0
Lily Kwan	5,000	5,000	0	0
Cindy Ka Hei Lai	500	500	0	0
Wen Liu	500	500	0	0
Kruz Investments.LLC (3)	5,000	5,000	0	0
Fei L Tsai	25,000	25,000	0	0
Chi Kit Chung	1,000	1,000	0	0
Sammy Ming Pui Chung	1,000	1,000	0	0
Reagan Yu-Hin Chung	1,000	1,000	0	0
Leonne Yu-Ton Chung	1,000	1,000	0	0
Melissa Wai Chow	1,000	1,000	0	0
Solar Infiniti Corporation (4)	9,000	9,000	0	0
Ching Yuen Chung	42,000	42,000	0	0
Anzhong Chen	500	500	0	0
Ricardo C Soltero	1,000	1,000	0	0
Jeffrey J. Hayden	1,000	1,000	0	0
Yiming Zhong	17,000	17,000	0	0
Linda P Chen	1,000	1,000	0	0
Edward Luo	1,000	1,000	0	0
Gene Luo	500	500	0	0
Ayana Chen	1,000	1,000	0	0
Ranolfo S. Yulo	1,000	1,000	0	0
Patty M Chu 36-10634	10,000	10,000	0	0
Adrea Chu	500	500	0	0
Samuel Wong	1,000	1,000	0	0
Sher Jeong Wong	500	500	0	0
Mui Ling Wong	500	500	0	0
J. Cooper Tsai	1,000	1,000	0	0
Entrust Administration, Inc. FBO:IRA# 30602 Timothy Chen Benficiary for Wanda Wai Yee Lew (Deceased)	7,000	7,000	0	0

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
Entrust Administration, Inc. FBO: Roth IRA #30625 Dennies Tan Ni Chung Beneficiary Wanda Wai Yee Lew (Deceased)	7,000	7,000	0	0
Entrust Administration, Inc. FBO:Coverdell IRA # 33993 Ayana X. Y. Chen	38,000	38,000	0	0
Link Harvest Green Resources Limited (5)	250,000	250,000	0	0
Global Burner Limited (6)	50,000	50,000	0	0
PL China Limited (7)	85,000	85,000	0	0
Bugsy Limited (8)	25,000	25,000	0	0
Ted T Lee	10,000	10,000	0	0
Jung - Cheun Lien	5,000	5,000	0	0
Romain C. Bacou	25,000	25,000	0	0
Jiangyan Yi	5,000	5,000	0	0
IRA Service Trust Company, FBO: Roth IRA #230844 Emily Chen	51,000	51,000	0	0
IRA Service Trust Company, FBO: Roth IRA #230856 Neil Stuverude	9,000	9,000	0	0
IRA Service Trust Company, FBO: Roth IRA #234205 Gene Shin	10,000	10,000	0	0
Szu Y Cheng	3,000	3,000	0	0
IRA Service Trust Company, FBO: Roth IRA #235908 Jing Hua Ma	15,000	15,000	0	0
Xiangtian Li	1,000	1,000	0	0
Fei Liang	500	500	0	0
Shuyue Luan	5,000	5,000	0	0
Luiwei Xie	10,000	10,000	0	0
Jaton Corporation (9)	10,000	10,000	0	0
Yee Shin Chin	25,000	25,000	0	0
Ching Ying Chen	5,000	5,000	0	0
Ma International (10)	11,440	11,440	0	0
Hobson Consultant Limited (11)	225,000	225,000	0	0
David Patrick Gamba	2,500	2,500	0	0
Chia Wei Wang	1,000	1,000	0	0
Jun Xi Cao	4,000	4,000	0	0
Bret Sherrell	1,000	1,000	0	0
Xiaolin Huang and Yang Zhao	5,000	5,000	0	0
Shuling Luo	2,500	2,500	0	0
Wendy Yen-Wen Chang	4,000	4,000	0	0
IRA Service Trust Company, FBO: Roth IRA #247844	5,000	5,000	0	0

Total	27,916,440	1,866440	26,050,000	93.33%

______________

(1)
Voting or investment power for Mutual Gain Hong Kong Group Limited. is held by Tian Qing Chen, CEO of the Company.  Mr. Chen is also the COO of Mutual Gain Hong Kong Group Limited, who acquired its controlling interest in the Company on June 23, 2010.  Mr. Chen also became CEO and a director of the Company on June 23, 2010.

(2)
Voting or investment power for Accelerated Venture Partners, LLC. is held by Timothy J. Neher.  Mr. Neher is the former sole office and director of the Company, having resigned as sole officer and director on June 23, 2010.  Mr. Neher is also the sole manager of Accelerated Venture Partners, LLC.

(3)	Voting or investment power for Kruz Investments, LLC. is held by Fei Tsai.
(4)	Voting or investment power for Solar Infinit Corporation is held by Yiming Zhong.
(5)	Voting or investment power for Link Harvest Green Resources Limited is held by Fang Yin.
(6)	Voting or investment power for Global Burner Limited is held by Chiu Yuk Sun.
(7)	Voting or investment power for PL China Limited is held by Chu Wai Ha.
(8) (9)	Voting or investment power for Bugsy Limied is held by Tung Lap Wah Jeanphilip. Voting or investment power for Jaton Corporation is held by Vicky Hong.
(10)	Voting or investment power for Ma International is held by Bi Yun Ma.
(11)	Voting or investment power for Hobson Consultant Limited is held by Chan Tai Kwong.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

DILUTION

The price of our offering our offering of 5,000,000 shares is fixed at $3.00 per share. This price is significantly higher than the average approximately $0.05 price per share paid by the selling stockholders for the 1,866,440 shares of common stock they are reselling.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2011, the net tangible book value of our shares of common stock was $431,372 or $.015 per share based upon 27,916,440 shares outstanding.

Existing Stockholders if all of the Shares are Sold
Price per share	$3.00
Net tangible book value per share before offering	$0.015
Potential gain to existing shareholders	$15,000,000
Net tangible book value per share after offering	$0.46
Increase to present stockholders in net tangible book value per share after offering	$0.445
Capital contributions	$16,470,685
Number of shares outstanding before the offering	27,916,440
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	84.81%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$3.00
Dilution per share	$2.54
Capital contributions	$15,000,000
Percentage of capital contributions	91%
Number of shares after offering held by public investors	32,916,440
Percentage of ownership after offering	17.91%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$3.00
Dilution per share	$2.63
Capital contributions	$11,250,000
Percentage of capital contributions	88.43%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	12.03%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$3.00
Dilution per share	$2.74
Capital contributions	$7,500,000
Percentage of capital contributions	73.42%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	8.21%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$3.00
Dilution per share	$2.86
Capital contributions	$3,750,000
Percentage of capital contributions	71.8%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	4.28%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 5,000,000

Oro East Mining, Inc. has 27,916,440 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $3.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Tian Q. Chen and Danni Zhong will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Mr. Chen and Ms. Zhong are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Chen and Ms. Zhong will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Chen and Ms. Zhong are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Mr. Chen and Ms. Zhong will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Chen and Ms. Zhong will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Oro East Mining, Inc. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $3.00 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board or other U,S, trading exchange .  In order to be quoted on the OTC Bulletin Board or other U.S. trading exchange, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $3.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Oro East Mining, Inc. has complied.  In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Oro East Mining, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 1,866,440 Shares by the Selling Stockholders

As of the date of this prospectus, there is no market for our securities.   After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board or other U.S. trading exchange.   Until our common stock becomes eligible for trading on the OTC Bulletin Board or other U.S trading exchange, the selling stockholders will be offering our shares of common stock at a fixed price of $3.00 per common share.  After our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board or other U.S. trading exchange, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;
• privately negotiated transactions;
• market sales (both long and short to the extent permitted under the federal securities laws);
• at the market to or through market makers or into an existing market for the shares;
• through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
• a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Before our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $3.00   After our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.   Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  After our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.   The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  After our common stock becomes eligible for trading on the OTC Bulletin Board or other US trading exchange, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 100,000,000 shares of common stock, no par value per share, of which 27,916,440 shares are issued and outstanding as of the date of hereof, and (ii) 10,000,000 shares of “blank check” preferred stock, no par value per share, of which no shares are issued or outstanding as of the date hereof.

Common Stock

On the date hereof, there were 27,916,440 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of our preferred stock.  As of the date hereof, the Company had no shares of its preferred stock issued or outstanding.   Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have not entered into any registration rights agreements.

Transfer Agent and Registrar

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Indemnification and Limited Liability Provisions

We have authority under the General Corporation Law of the State of Delaware to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation and our Bylaws require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion or the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

OUR BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

From inception (February 15, 2008), Oro East Mining, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has since indentified mining properties in the Republic of the Philippines, obtained exploration and production rights and is now a minerals exploration company.  We are no longer a blank check company.

On February 15, 2008, the Company sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $8,000.00.

On June 23, 2010, Mutual Gain Hong Kong Group Limited (“Purchaser”) agreed to acquire 23,850,000 shares of the Company’s common stock par value $0.0001 (the “Shares”) for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Mutual Gain Hong Kong, Limited owned 94.1% of the Company’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 5.9% of the total issued and outstanding shares. Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors effective immediately and Tian Qing Chen was simultaneously appointed to the Company’s Board of Directors. Such action represented a change of control of the Company. The Purchaser used its working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the Shares, the Purchaser was not affiliated with the Company. However, the Purchaser is now deemed an affiliate of the Company as a result of its stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to a written Subscription Agreement with the Company. The purchase was not subject to any other terms and conditions other than the sale of the Shares in exchange for the cash payment.

On June 24, 2010, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

.● Milestone 1
The right of repurchase will lapse with respect to 70% of the Shares upon a successful reverse merger with a publicly listed SEC reporting entity or Company’s securing at least $5 million in available cash,

● Milestone 2	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);
● Milestone 3	Company’s right of repurchase will lapse with resilestone 2);
and (b) cash compensation at a rate of $133,333 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 upon the achievement of Milestone 2 and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $133,333 per month. The total cash compensation to be received by the consultant is not to exceed $1,600,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

The Company obtain rights to its principal mining claim, MPSA 320-2010-XI, by way of entering into an Assignment of Rights Agreement (“Rights Agreement”), dated July 2, 2010,  with Oro-East Mining Company LTD, a Philippines corporation indirectly controlled by Tian Qing Chen, our Chief Executive Officer.  Pursuant to the terms of the Rights Agreement, Assignor assigned to the Company certain rights and obligations with respect to permitted mining claims of approximately $1.6 billion. Pursuant to the Rights Agreement, The Company assumed the rights and obligations of Assignor to explore, extract, refine and produce precious metals and other industrial deposits on the claims and earn fees with respect to such services. By entering into the Rights Agreement, the Company commenced business as an exploration, mining, refinery and production company.   Assignor assigned to the Company two (2) mineral claims with the Mines and Geosciences Bureau for the Republic of the Philippines: MPSA 184-XI and APSA 167-XI “Portfolio of Mineral Claims”, and assigned all mineral rights related to Assignor’s claims to the Company.  After the execution of the Rights Agreement, the numbering of claim  “MPSA 184-XI” changed to MPSA 320-2010-XI.  The assignment includes control of the surface, the subsurface and the air above any and all real property or claims owned by Assignor. The Company may freely sell, lease, gift or bequest these rights individually or entirely to others, within the scope and terms of the Rights Agreement and applicable laws of the Republic of Philippines. The Rights Agreement also grants to the Company all rights to production, which shall include but not be limited to right to mineral extraction on all mineral claims and tenements owned or controlled by Assignor, the right to control production in all aspects, right to enter the property and remove the minerals or resources at its election.  The Company intends to focus on extracting gold, silver, copper, iron ore and other industrial minerals.

If the Company fails to become a publicly listed company with the United States Securities Exchange Commission (“SEC”) and the Company’s common shares fail to commence trading by January 1, 2013, then the Rights Agreement shall terminate immediately and the Claims and all rights thereto shall revert back to Oro.  The Company is a “reporting issuer” with the SEC, but the Company’s shares are not yet publicly traded.   If the Company fails to become publicly traded by January 1, 2013, it will lose its rights, and hence the core of its mining business, under the Rights Agreement.

On September 20, 2010, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which the Company changed its name from Accelerated Acquisitions I, Inc. to Oro East Mining, Inc.

On September 10, 2010, the Company entered into a Limited Agency and Services Agreement with Sichuan Dujiangyan Weida Company, Limited, dba Weida Co., Ltd. (the “Agent”). Pursuant to the terms of the Limited Agency and Services Agreement, the Agent agreed to perform certain research and purchase certain equipment for use in commencing the Company’s mining operations with respect to the Company’s mining claims in the Philippines. The agent further agreed to fund the cash required to fund the first three months of the Company’s mining operations in the Philippines, including the purchase of the required equipment. As compensation for such services and the purchase of the required equipment, the Company agreed to pay the Agent the sum of $860,000 on or before November 10, 2010. The $860,000 payable also carries interest at a rate of four percent (4%) per annum on any unpaid amounts.  At the Agent’s option, the Agent may accept payment of the $860,000 in the Company’s common stock valued at $2.00 per share.  The Agent also agreed to enter into a covenant not to compete with the Company for the duration of the Limited Agency and Services Agreement and for two (2) years thereafter.  The parties agreed to a liquidated damages provision calling for a payment in the amount of $100,000 in the event of any breach of this covenant not to compete.

On November 18, 2010, Oro East Mining, Inc. invested $50,000 to establish Oro East Greentech Philippines Inc.(“Greentech”). Greentech is wholly owned by Oro East and will be in charge of the mining business in Philippines. The financial statement presented are the consolidated for Oro East Mining, Inc. and Oro East Greentech Philippines Inc.

On December 15, 2010, the Company entered into a Consulting Agreement with Hobson Consultant International, Ltd. (“Hobson”).  In exchange for 225,000 shares of common stock of the Company, Consultant is obligated, for 15 days per month for a term expiring December 15, 2012 to (i) “[w]ork closely with the sales teams to expand business development in the East Asia region,” (ii) “[e]xpand global investment opportunities in the East Asia region by meeting with and preparing presentations for potential investors, venture capitalists, and shareholders;” and (iii) “[n]etwork with East Asia client, business partners, and affiliates to maintain existing and create new relationships.”  The Company believes that Hobson is potentially important to the Company to help the Company find potential investors.  To date, Hobson has not introduced any potential investors to the Company, and the Company will not be making any offers of its securities while the Form S-1, of which this prospectus is a part, is being reviewed by the SEC.

On March 1, 2011, the Company entered into a Consulting Agreement with Ma International and Bi Yun Ma (collectively, “Consultant”).  In exchange for 24,440 shares of common stock of the Company, Consultant is obligated, for 15 days per month for a term expiring March 1, 2013 to (i) “[w]ork closely with the sales teams to expand business development in the East Asia region,” (ii) “[e]xpand global investment opportunities in the East Asia region by meeting with and preparing presentations for potential investors, venture capitalists, and shareholders;” and (iii) “[n]etwork with East Asia client, business partners, and affiliates to maintain existing and create new relationships.”  To date, Ma International has not introduced any potential investors to the Company, and the Company will not be making any offers of its securities while the Form S-1, of which this prospectus is a part, is being reviewed by the SEC.

The Company and Oro Philippines are both controlled by the same principals who believe that substantial benefit may potentially be derived from the assignment of the claims and mining operations to a publicly-reporting entity by potentially opening up new funding resources for the business and thereby facilitating the funding of future operations and permitting the further expansion of the business.

IN GENERAL

Oro East Mining, Inc. (“Oro East”), a Delaware corporation, is an exploration stage mining company that has acquired rights to develop certain tenement lands in the Republic of Philippines for the mining of gold, copper, and other precious or industrial mineral deposits.  The Company will initially focus on its sole asset that was assigned to the Company by Ore East Mining Company Ltd. (“Assignor”), a privately-held corporation organized under the laws of the Republic of the Philippines to further explore, extract and process ore within the guild lines of our Mineral Right Sharing Agreement (MPSA) with the Philippine Government granted in March of 2010.

The claim is named MPSA 320-2010-XI and is comprised of 7,855 hectares (19,401 acres) of mining rights on Mindanao Island in the Davao region of the Philippines.  The Company’s claim is fee simple with all applicable permits obtained to erect infrastructure, refining, smelting plants and power stations for extraction and production of gold and copper as primary targets, and iron ore and other metals as secondary. The Company will continue exploration on MPSA 184 XI as it transitions itself from an exploration company with the intention to become  a gold, silver and copper production company with plans to advance the identified MPSA 320-2010-XI deposits through to production by as early as 2012.  The Company has not identified any mineral reserves in connection with MPSA 320-2010-XI.

To identify the mineral resources on MPSA 320-2010-XI , the Assignor conducted a semi-detailed geological mapping using compass and tape method backed by Global Positioning System (GPS) and manual test-pitting, artisanal tunneling and trenching activities which suggested Copper (CU) grades on the sulphide side from 4% to as high as 15% Cu (from more than 40 laboratory assays on grab, outcrop, test-pit and composite sampling grade range and Au (gold) grab and composite sample contents of 1.5 to 5 gms/ton from 2-3 meter deep testpits)..  This was conducted by Agetro Davao Mapping Team from June 29, 2008 to August 27, 2008 on 4,939 hectares of Oro East Mining Claim dominated as MPSA 320-2010-XI Parcel II (approximately two thirds of the fully permitted claim MPSA 320-2010-XI ).

The Company now plans on taking a two phase approach.   In Phase I the Company will analyze the exploration data that was completed and provided by Assignor followed by  expanded prospecting, mapping, sampling and ultimately diamond drilling, effective mine planning and implementation will be facilitated.  In Phase II the Company will identify and implement the mining method(s) best adapted to maximize production, including: (i) effective extraction of ore delineated by the exploration, mine geology and grade control department., (ii) proper handling of ore and blending method to attain an economical grade without sacrificing the quality of the ore, (iii) proper, effective and economical milling plant operation that can recover the gold at the highest percentage possible, and (iv) proper disposal of plant tails.

Our current plans, predicated on raising $15,000,000from the sale of 5,000,000 shares of common stock  is to begin with Phase I, which will consist of validation of previous exploration programs completed by Assignor that will include road repairs, expanded prospecting, mapping, sampling and ultimately diamond drilling, effective mine planning and implementation will be facilitated of at a cost of $2,500,000 to the Company.  If Phase I is favorable, we would then Phase II that transitions the Company into a gold, silver and copper production company at an estimated total cost of $12,500,000, which is a reflection of local costs for the type of work program planned.  We will proceed to Phase II only if we are successful in being able to secure the capital funding required to complete Phase II.  Therefore, we expect to expend $2,500,000 on phase I.

We plan a two-phase program to properly evaluate the potential of the property to determine if there are commercially exploitable deposits of gold, silver and copper.  We must conduct exploration to determine to validate deposits and determine if they can be economically extracted and profitably processed. We do not claim to have any ores or reserves whatsoever at this time.

We anticipate Phase I planned geological exploration program will cost $2,500,000.  Phase I may require up to sixteen weeks for the base work and an additional two to three months for analysis, evaluation of the work completed and the preparation of a report.  Costs for Phase I consist of wages, fees, geological and geochemical supplies, assaying, equipment, diamond drilling and operation costs. It is our intention to carry the work out in 2011and early 2012, predicated on completion of the offering described in this registration statement.  The Company has four employees and has not hired any engineers or geoscientists and will not do so until funds are available to proceed with the first phase of exploration on the property. We will assess the results of this program upon receipt of an appropriate engineering or geological report. It is our intention to retain a US-educated geoscientist to evaluate and conform to American standards the phase I work program and to author a report to American standards for future capital raising.  Phase II is not planned to be carried out until 2012 and will be contingent upon favorable results from phase I and specific recommendations of a professional geoscientist based on those results. Favorable results means that a geoscientist, engineer or other recognized professional states that there is a strong likelihood of value being added by transitioning into a gold, silver and copper production company, makes a written recommendation that we proceed to the next phase of production, a resolution is approved by the Board of Directors of the Company indicating such work should proceed and that it is feasible to finance the next phase of production. A detailed outline of the proposed timetable can be found on page 38 under the heading “Management’s Discussion, Analysis of Financial Condition and Results of Operations”.

PROPERTY HISTORY

MPSA 320-2010-XI (7,855 hectares, 19,401 acres) is a tenement claim situated on the outskirts of Davao City in the Philippines. The parcel was applied-registered with the MINES AND GEOSCIENCES BUREAU REGION XI “ MGB Region XI” on May 16, 1997.

DESCRIPTION OF CLAIMS

The Company acquired all exploration, extraction and production rights from Oro East Mining LLC. Philippines, a privately-held corporation organized under the laws of the Republic of the Philippines licensed for mine acquisition, exploration, and development.

Prior to the Company’s acquisition of its claims, Oro East Mining LLC. Philippines did manual test-pitting, artisanal tunneling and trenching activities which suggested Copper grades on the sulphide side from 4% to as high as 15% Cu (from more than 40 laboratory assays on grab, outcrop, test-pit and composite sampling grade range and Au grab and composite sample contents of 1.5 to 5 gms/ton from 2-3 meter deep testpits).

MPSA 320-2010-XI (7,855 hectares, 19,401 acres) is a tenement claim situated on the outskirts of Davao City in the Philippines. The parcel was applied-registered with the MGB Region XI on May 16, 1997. It is located in the municipalities of Lupon and Tarragona in the Davao Oriental Province, Island Region of Mindanao, Philippines. The project sites at Mt. Tagopo and Mt. Mayo are bounded by coordinates 7 degrees 01’00” to 7 degrees 05’ 00” latitude and 128 degrees 08’ 00” to 126 degrees 11’30” longitude and 7 degrees 02’30” to 7 degrees 08’30” latitude and 126 degrees 17’00” to 126 degrees 19’20” longitude. Oro-East has undergone exploration for copper and gold-bearing veins or structures in this area. These exploration targets are shallow, for vein-type copper and gold-bearing deposits. Copper, gold, and silver are the primary mineral targets in this claim, with lead and zinc as secondary targets.

These mineral claims are located beneath the Philippine Fault and the Pacific Rim tectonic belt, also known as the “Pacific Ring of Fire,” The Company has obtained full permitting under the Mineral Right Sharing Agreement (MRSA) with the Philippine Government which allows the Company to commence full scale exploration and production as of May 15, 2010 on MPSA 320-2010-XI.

Detained Description of the Claims.

I.	INTRODUCTION

Semi-detailed geological mapping using compass and tape method backed by Global Positioning System (GPS) was conducted by Agetro Davao Mapping Team from June 29, 2008 to August 27, 2008 at the 4,939 hectares of Oro East Mining Claim dominated as MPSA 320-2010-XI -184-XI Parcel II. The geological mapping was undertaken to confirm actual location of the copper ore bodies, gold vein system, alteration zones, lithology and other pertinent geological features.  Location of creeks, gulleys, major tributaries, trails, old and current access roads was also facilitated. Prior to the end of the mapping program, location of the initial proposed trenches was also conducted within the areas where copper and gold veins were located. The geological evaluation was undertaken to come up with an initial geological data and recommendation that is deemed necessary for the succeeding exploration and mine operation activities.

II.	LOCATION AND ACCESSIBILITY

The project area referred to as Parcel II under MPSA320-2010-XI with a total area of 4,939 hectares is more or less bounded by latitude 7 02'30” to 7 08'30” and longitude 126 17'00” to 126 19'30”. It is located within Sitio Mabalante, Barangay Calapagan, Municipality of Lupon and Sitio Manlandog, Bait, Antipolo, New Cebu, Botog, Nasa, Barangay Limot, Municipality of Taragona, all in the Province of Davao Oriental. From Davao City, the prospect can be reached on a three (3) to four (4) hours travel via commercial buses plying the Davao-Mati route. From the City of Mati, Mabalante area which is located at the northern part of the claim can be reached in a three (3) to four (4) hours travel on a 4x4 vehicle via the Mati-Tagbinunga-Calatagan Daticor old logging road towards Quinonoan headwaters Skynix camp area. Manlandog area on the other hand is accessible via Mati-Don Salvador-Cangusan access road in a 1-1/2 travel on a 4x4 vehicle or motorcycle. From Sitio Cangusan, another two (2) hours hike on a foot trail to Manlandog exploration fly camp east of Mayo River. The southern part of the claim is accessible via Mati-Limot-Botog access road , all within the Municipality of Taragona, Davo Oriental. The prospect areas which includes New Cebu, Bait, Antipolo, Onlo, Botog, and Aponing area, all of which are interconnected by either old logging road or by foot trails.

III.	TOPOGRAPHIC SETTING

The area under consideration is characterized by rugged to extremely rugged topography with elliptical shape of top ridges, with elevations ranging from 500 to 1,751 meters above sea level. Mountain ranges exhibiting triangular facets are common in the area. The apparent physiographic conformity of deep valley seems to indicate an earlier mature erosion of land surface. The erosion surface has subsequently been dissected by youthful streams.

IV.	DRAINAGE, VEGETATION, CLIMATE

Drainage is generally dendritic as exemplified by the Quinonoan and Mayo River as the major drainage system, with system of modified rectangular drainage pattern and network of tributaries and subtributaries. In the gently sloping area, vegetation abounds in the form of tropical cogon grass, ferns, coffee, abaca, vegetable, corn, variety of outcrop in the rugged and steep parts of the area, are overgrown with second growth forest with some large trees and thick undergrowth. The average weather variation of the region falls under Type 2 of the Climate Map of the Philippines where there is no definite dry season and a very pronounced maximum rainfall from November to January.

V.	GEOLOGIC SETTING

A) REGIONAL GEOLOGY AND TECTONIC SETTING

Regionally, the prospect is located strategically at the southern segment of the Philippine fault. It can also be considered as part of the Diwata range which appears to be a paleogene subduction zone with upthrusted mafic-ultramafic rocks, metamorphic rocks and clastics, comprising the northern part and some igneous rocks at the western flank on the south. The northern part is overlain by Miocene clastics and limestone intruded by middle miocene diorite, andesite and dacite. The north-south trending Diwata range extending from Surigao to Davao forms the backbone of eastern Mindanao. The range is rugged and has several peaks with elevation from 900 to 2,500 meters. The highest which is Mt. Kampali is in the southern part of the range.

The Diwata range which is also known as the Cordilleras of the South is a mineral district of Southeastern Mindanao where porphyry and vein type copper, gold, molybdenum, tactite iron deposits containing sulfides are known to exist. At the western flank of the prospect is a north-south trending batholith 4-8 kilometers wide by more than 20 kilometers long. This batholith is often called by Geologists as diorite intrusive complex, since it consists of different facies mainly diorite, quartz diorite and hornblende diorite porphyry. This batholith is exposed and serves as hostrock in most if not all copper and gold deposits within Taguibo, Calapagan, Marayag, to the western flank of San Mariano up to the Mountain Ranges of Mt. Kinayan in the Municipality of New Bataan.

At the northeastern part of the prospect is an exposure of a columnar basaltic rock formation which is believed to be the oldest rock formation exposed in the district. Probable age of this rock formation is cretaceous to Paleocene (geologic epoch that lasted from about 65.5 to 56 million years ago). At the eastern flank is a thick formation of limestone formation of Oligocene age (23-34 million years ago) capped by the Eocene age volcanic clastics rock from Quinonoan to Mt. Tagbac area.

Dominating the geology of the region, the Eastern Mindanao ridge is a complex NNW-SSE trending volcanic island structure that developed during the upper cretaceous to quarternary as a result of convergent and transcurrent tectonics The area is inferred as being associated with relic east dipping subduction zone that collided with the west Mindanao ridge sometime in the late Miocene.

B) WITHIN PROSPECTS

1. MABALANTE AREA

The Mabalante-upper Quinonoan copper gold prospect is underlain essentially by three (3) rock units composed of diorite, intercalated sequences of metamorphosed volcanics and sedimentary rocks. Common rock exposure however at Mabalante area is volcanic clastics overlain by light to dark gray colored limestone formation. Porphyritic andesite dikes intruded the volcanic clastic rocks. These dikes are trending northwest and sub-parallel major faults in the area. In close proximity with these dikes are thin fractures filled with quartz anhydrite and calc silicate materials.

At Mabalante area, the deposit is hosted to a large extent by andesite porphyry (Andesite is a type of igneous rock that is found in most volcanic regions of the world, especially around volcanoes that line the Pacific Basin), porphyritic-volcanic (a variety of igneous rock consisting of large-grained crystals) , volcanic clastics and partly by the uncomformity rock formation of sandy and basalt limestone, calcarenite, sandstone sequences that developed from spotty to hornfelsic texture. Silicification, chloritization, epidotization and kaolinization are common alteration in the prospect area. Copper mineralization consists predominantly of chalcopyrite, bornite and subordinates of sphalerite and galena, occurring usually as fracture filling and other interlacing minute fractures which serves as passageways or loci for sulfide mineralization. Malachite, azurite and chalcocite are dominant oxidation products.

Three (3) distinct vein systems were mapped and sampled at Mabalante area, namely: Mabalante Copper-molybdenum vein complex which is the focus of the past mining activities; the Southeastern Mabalante vein complex and the Eastern Mabalante vein complex.

1a.   MABALANTE COPPER-MOLYBDENUM VEIN COMPLEX

 The Mabalante copper-molybdenum vein complex also known as the main Mabalante vein system is a northeast-southwest trending copper vein system with multiple cymoidal and lacer structures along its strike. The main copper structure which was drifted prior to its collapse is composed of 2.0 meter massive copper vein, consisting of chalcopyrite, chalcocite, bornite and cubical specks of pyrite and botroidal marcasite. Fine bandings of white-grayish quartz, sericite and adularia were also noted. General trend of the main copper vein is North 48 -50 East dipping 45 southwest. Coatings of malachite and azurite are dominant especially near the portal. Two (2) minor faults at the footwall of the structure may have displaced the vein with a possible slight southeastern oblique movement.

At upper elevation of the main portal are two (2) abandoned adits with exposure of 0.30 to 1.30 meters copper vein composed of chalcopyrite, bornite, chalcocite, with bonded quartz-calcite specked with fine pyrite. The vein based on its strike and dip is correlative to the structure disclosed at the main portal, located at lower elevation. 30-50 meters north of the main copper structure are two (2) 0.50 meters vein (sample no. M-OTC-09) which may have converged with the main structure at lower elevation where the 0.50-0.70 meters molybdenum vein was exposed. Chipping the hanging wall disclosed a massive copper complex which may have converged forming one (1) major structure at lower elevation. As of this writing, the total strike of the Mabalante main vein complex is 150 meters. Three (3) proposed trenches at 50 meters interval were delineated at the southwestern side of the vein and another three (3) trenches at the northeast side.

Map of Claim Location MPSA 320-2010-XI Mandanao Island, Davao Oriental.

126°15'00"
126°20'00"
7°10'
7°10'
CALATAGAN
CAMPSITE
TAMBOANG
MUNIC
BATOBATO CREEK
TADLO
TRENCH I/COPPER #1
COPPER 8
COPPER 10
BUNGKO
COPPER 2
MUNICIPALITY OF LUPON
MUNICIPALITY OF MATI
MPSA-320-2010-XI
7°05'
CANGUSAN
MUNICIPALITY
KALAMPUTANGAN
NEW CAMOTES
STA. CRUZ
BITASONG CREEK
CABUYAO
MUNICIPALITY OF TARRAGONA
OF MATI
ALIENABLE
OR
DIS
TAGUIBO
TAGBINONGA
DON SALVADOR LOPEZ
BUSO
MAYO
7°00'
7°00'
ALIENABLE
OR
DISPOSABLE
DON ENRIQUE LOPEZ
PROVINCE OF DAVAO ORIENTAL
MINDANAO, PHILIPPINES
DON MARTIN
MARUNDAN
SPOSABLE
MATI
MATIAO
126°15'00"
126°20'00"

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

Oro East Mining, Inc. (“Oro East”), a Delaware corporation,  is an exploration stage mining  company that has acquired rights to develop certain tenement lands in the Republic of Philippines for the mining of gold, copper, and other precious or industrial mineral deposits.  The Company will initially focus on its sole asset that was assigned to the Company by Ore East Mining Company Ltd. (“Assignor”), a privately-held corporation organized under the laws of the Republic of the Philippines to further explore, extract and process ore within the guild lines of our Mineral Right Sharing Agreement (MPSA) with the Philippine Government granted in March of 2010. The claim is named MPSA 320-2010-XI and is comprised of 7,855 hectares (19,401 acres) of mining rights on Mindanao Island in the Davao region of the Philippines.  The Company’s claim is fee simple with all applicable permits obtained to erect infrastructure, refining, smelting plants and power stations for extraction and production of gold and copper as primary targets, and iron ore and other metals as secondary. The Company will continue exploration on MPSA 320-2010-XI as it transitions itself from an exploration company with the intention to become a gold, silver and copper production company with plans to advance the identified MPSA 320-2010-XI deposits through to production by as early as 2012.  The Company has not identified any mineral reserves in connection with MPSA 320-2010-XI.

To identify the mineral resources on MPSA 320-2010-XI, the Assignor conducted a semi-detailed geological mapping using compass and tape method backed by Global Positioning System (GPS) and manual test-pitting, artisanal tunneling and trenching activities which suggested Copper (CU) grades on the sulphide side from 4% to as high as 15% Cu (from more than 40 laboratory assays on grab, outcrop, test-pit and composite sampling grade range and Au (gold) grab and composite sample contents of 1.5 to 5 gms/ton from 2-3 meter deep testpits)..  This was conducted by Agetro Davao Mapping Team from June 29, 2008 to August 27, 2008 on 4,939 hectares of Oro East Mining Claim dominated as MPSA 320-2010-XI Parcel II (approximately two thirds of the fully permitted claim MPSA 320-2010-XI).

The Company’s exploration and productions recommendations come from the Assignors Semi-detailed Geological Mapping Report of ORO EAST MINING CLAIM MPSA320-2010-XI PARCEL II, conducted by Agetro Commodities in September of 2008.

Agetro Commodities is a Philippine company located in Davao City that specializes in geological reports, topographic assay studies, and general geology consulting.  Paul S. Ortega is the lead Consulting Geologist & Contractor who works closely with the Company.  Francisco C. Rebillon and Noel Z. Franco are Consulting Geologists who, from time to time assist Mr. Ortega.  Mr. Ortega formally served as the Senior Geologist at Apex Mining Corp., a public company in the Philippines.  He is geologist licensed by the Philippine Board of Examination of the Professional Regulation Commission. He has over 30 years of experience in the mining industry.

1. The initial exposure at the main Mabalante copper-gold complex is very impressive. The potential of the prospect can possibly be substantially big for commercial operations. The geological investigation which includes semi-detailed geological mapping is aimed at actually proving its copper gold potentiality and accomplishing the same by undertaking the following:

1a) Further prospecting at the general area of potential mineralized zone;

1b) Fast track implementation of trench dozing at the proposed trenches to prove persistence of the lateral extent of the vein/structure; Prioritize excavation of trenches programmed at the southwestern part of the mining claims. Initially three (3) trenches were programmed at the southwestern part at 50 meter interval. Three (3) more trenches were also programmed and marked on the ground at the northeastern part of the vein/structure, also at 50- meter interval.

The results and exposure at the trenches will be the basis in the exploration, development and diamond drilling programs to come up with positive ore reserve which will then be the basis of the mining program. The same program should be facilitated at the Mabalante south vein complex and Mabalante east vein complex, respectively.

1c) Knowing the details of the ore which is very important. This is actually advance information not only for the Geologists but for the mining and metallurgical technical staff who will be conducting studies in the near future.

In view:
a. Collect vein samples and submit to the Mines & Geo-sciences Bureau for polish sectioning and mineralogical analysis;

b. A 50-kilo bag ore should also be collected and submitted to any reliable laboratory for metallurgical testing, subject to the approval of the metallurgical engineers.

2. New portal is hereby recommended to be installed or put up at lower elevation. For safety reasons, portal should be located at stable ground; off vein and aimed to intercept the main structure after a 5-10 meters advance, then facilitate drifting south at Mabalante main vein.

3. With the plan to resume tunneling/drifting, grade control and mine geology team should be organized to regularly monitor daily advance of the underground working(s) and at the same time implement effective grade control procedures.

4. Access road to be used, repaired and constructed should be considered. The Cangusan-Bongco road is one good shorter route to the mine site.

5. As observed, the impressive copper ore bodies and ore veins are located at the northern part of the claim particularly at Mabalante and its proximity. High sulphidation copper and gold ore system is very common in Mabalante. The Ore system shows permeability control governed by lithology, structure, changes in wall rock alteration and ore mineralogy. Based on studies, this system has been developed from the reaction with host rock or hot acidic magmatic fluids to produce alteration and later sulphide, gold, copper and silver deposition.

On the other hand, veins delineated at the southern part of the claim can be generally classified as clean ore. Low sulphidation within these areas are well pronounced as exhibited by the veins located thereat. These type of deposits based on studies have been developed from dilute near neutral ph fluids and display mineralogies derived dominantly from magmatic source rocks and others with mineralogies dominated from circulating geothermal fluid sources.

6. Several quartz vein systems were delineated within Manlandog, Karamatyan, Pamatian and the Onlo-Botog areas, respectively. Majority of these veins delineated during the mapping are clean ore material which is very ideal when fed to carbon-in-pulp (CIP) carbon-in-leach (CIL) milling process. The material is composed of quartz calcite with lesser sulphides and other poly metallic materials. To prove persistence of the aforesaid veins, the following are hereby recommended:

6a) Prioritize trench dozing at the abovementioned areas. The location of the proposed trenches are already marked at the ground. The results of the trench dozing will also be the basis in the preparation of diamond drilling program to prove persistence of the vein at depth.

6b) Conduct extensive prospecting particularly within the proximity of the quartz vein outcrops. Lithological surface cappings like the limestone have extensively blanketed the areas where the lateral extension of the veins are supposed to have been found.

7. Several factors have to be considered, should viable, mineable deposit will be blocked at the southern part of the claims.

7a) The access to the main highway is much more accessible.

7b) Three (3) phase source of electricity which is very vital when constructing and operating a mill plant is available at and near Barangay Limot, a few kilometers from the ore source.

7c) Several areas at the Sitio Botog-Nasa are ideal for mine, mill and other mining facilities. Several areas are also ideal for building a tailings dam. There is abundant source of potable and industrial water which can be tapped.

8. Lastly, the Oro East Parcel II claim is within the southern portion of the southern cordillera ranges. This mountain range which appears to be the backbone of the Southeastern Mindanao area is known to have hosted multiple impressive mineable deposits. Some of these deposits are already being exploited both by big scale and small scale mining method. During the course of the semi-detailed geological mapping conducted by the Agetro Davao Team, not only that the team was able to locate the now famous Mabalante copper-gold-molybdenum complex but also found several traces of multiple vein systems along and within the other part of the claims particularly towards south. The possibility of finding and proving other impressive, commercial and mineable vein systems is not remote.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental Laws

In the past ten years, laws and policies for environmental protection in the Philippines have moved towards stricter compliance and stronger enforcement, therefore the exact costs of compliance is unknown but is estimated to $250,000 per year. The basic laws in the Philippines governing environmental protection in the mineral industry sector of the economy are the Environmental Protection Law, the Environment Impact Assessment Law and the Mineral Resources Law. The State Administration of Environmental Protection and its provincial counterparts are responsible for the supervision, implementation and enforcement of environment protection laws and regulations. Provincial governments also have the power to issue implementing rules and policies in relation to environmental protection in their respective jurisdictions. Applicants for exploration rights must submit environmental impact “assessments” and those projects that fail to meet environmental protection standards will not be granted licenses.

In addition, after exploration the licensee must perform water and soil maintenance and take steps towards environmental protection. After the exploration rights have expired or the concessionaire stops mining during the permit period and the mineral resources have not been fully developed, the concessionaire must perform water and soil maintenance, land recovery and environmental protection in compliance with the original development scheme, or must pay the costs of land recovery and environmental protection. After closing, the mining enterprises shall perform water and soil maintenance, land recovery and environmental protection in compliance with mine closure approval reports, or must pay the costs of land recovery and environmental protection.

Penalties for breaching the Environmental Protection Law include a warning, payment of a penalty calculated on the damage incurred, or payment of a fine. When an entity fails to adopt preventative measures or control facilities that meet the requirements of the enacted environmental protection standards, it is subject to suspension of production or operations and for payment of a fine. Material violations of environmental laws and regulations causing property damage or casualties may result in criminal liabilities.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in the Philippines. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing and operating mines and other facilities. Furthermore, future changes in governments, regulations and policies could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

EMPLOYEES

Initially, we intend to use the services of subcontractors for manual labor exploration work and an engineer or geoscientist to manage the exploration program. We have not retained any engineers or geoscientists; no agreements have been entered into as of the date of this registration statement. The Company currently has four full time employees. We intend to hire geologists, engineers and other subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain a senior on-site geological consultant. It is our intention to also retain a North American educated geoscientist to evaluate and conform to American standards the phase I work program, to author a report to American standards for future capital raising and to render independent recommendations as to future work. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

At present, we have four employees, they do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

The company is currently working to implement employments for our four employees and if, as and when a public market for the Company’s shares is established share from our incentive stock option plan may be issues to the employees.

OUR EXECUTIVE OFFICES

We were incorporated in the State of Delaware on February 15, 2008, and established an end of December fiscal year end. Our corporate headquarters is located at 1127 Webster Street, Suite 28, Oakland, CA 946076 and our telephone number is +1 (510) 544-1516.

On July 28, 2010, the Company opened an office in Hong Kong located at Regus Millenium City, 32/F Tower 1, Millenium City, 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong pursuant to the terms of an Office Service Agreement with Regus Millenium City.   The Company leases such offices.

On or about September 1, 2010, the Company opened offices on the site of it mining operations in the Philippines at 1028 Tindalo St., Brgy., Sainz, Mati City, Philippines 8200.  The Company leases such offices.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD OR OTHER US TRADING EXCHANGE

We intend to have our common stock be quoted on the OTC Bulletin Board or other US trading exchange. If our securities are not quoted on the OTC Bulletin Board or other US trading exchange, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

The stock transfer agent for our securities is Island Stock Transfer. St. Petersburg, FL.  Their address is 100 2nd Avenue South, 300N, St, Petersburg, Florida 33701. Their phone number is (727) 289-0010.

HOLDERS

As of the date of this prospectus, the Company had 27,916,440 shares of our common stock issued and outstanding held by 67 holders of record.

The selling stockholders are offering hereby up to 1,866,440 shares of common stock at fixed price of $3.00 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a start-up, exploration stage corporation engaged in the search for gold, silver and copper and have not yet generated or realized any revenues from our business.

The Company believes it can satisfy its cash requirements through the fiscal year end of December 31, 2011, from its cash of $127,375. However, if we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations. As of September 30, 2011, we had $126,355 in working capital.

During the fiscal period October, 2011, to February 28, 2012, the Company plans to concentrate its efforts on completing this registration statement and the offering contemplated therein and on the planned phase I exploration program on the company’s property at a cost of $2,5000,000 . If the program is favorable, we will proceed to phase II and commence planning for that for 2012.

We do not expect any changes or hiring of employees since contracts are given to consultants and sub-contractor specialists in specific fields of expertise for the exploration work. We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment, such as a backhoe, diamond drill, generators and so on, that we will need in order to carry out our exploration activities.

Over the next year we intend to complete the first phase of the exploration plan on our property which was obtained through an assignment agreement with Oro East Mining Company LTD. Philippines. If our initial exploration efforts are favorable, we intend to proceed with longer term development program on the property.

Our plan of operation for the period through September 30, 2012, is:

Prior to the commencement of Phase I of the work program, the Company will maintain its business and will remain compliant with regulatory requirements but will not advance its business plan until the sale of shares contemplated by this registration statement is completed. At that time we will engage our consulting geoscientist in preparation for the commencement of phase I. The next few months are expected to be taken up with completion of this registration statement and associated offering.

Commencing no later than February 1, 2012 but which we expect to commence within one month of the completion of this offering, Phase I of the work program will establish a grid, complete general prospecting and geological mapping of the property, complete 20,000 cubic meters of trenching, diamond drill 20,000 meters as well as provide a report on the work accomplished with specific recommendations for the future at a total cost to the Company of $2,500,000. Specifically:

Sixty Days – establishment of a grid over ten square kilometer (1000 hectares) with crosslines being set up every 50 meters and intersecting crosslines marked at each 25 meter point will be laid out over a square kilometer. A 1/2000 geological survey will then be completed. The cost of establishing the grid and supplies and carrying out the surveys will be approximately $50,000 and to establish grids with supplies on the entire 7,000 hectares will cost an estimated $300,000.

Ninety Days – trenching will be run and a total of 20,000 cubic meters of soil and rock will be excavated from which representative samples will be taken; each of the samples will be analyzed for specific metals and their geological characteristics identified and recorded. The cost of the trenching to the company will be approximately $400,000.

Thirty Days – the property will also be searched for outcroppings, trenches or areas that may indicate further exploration is warranted in a later phase.

One-Hundred Twenty Days – a diamond drilling program will drill and sample 20,000 meters of rock drilled to various depths at an approximate cost to the Company of $1,300,000.

The cost to the Company of the general prospecting efforts as well as the mapping and sample collections, road construction, assaying of the samples and transportation will be approximately $2,475,000.

Weeks 8 through 16 – the various samples will be sent to a lab for analysis of their chemical makeup which will cost the Company approximately $75,000 (included in the above estimates).

Weeks 17 through 20 – once all the sample information is available, a professional geoscientist will require at least one month to correlate the information and write a report either recommending that further work is warranted or that the property cannot have any further value added by doing additional exploration in which case he would recommend abandonment. The cost of the report and his supervision during the physical work will be approximately $75,000.

We have also included a contingency fee of $200,000 in our cost estimates required to complete the Phase I of the planned $2,500,000 expenditure for Phase I that will come from the primary offering.

March 1, 2012 to September 30, 2012 or approximately six months after the Phase I work has been commenced we expect to have the report on Phase I of the exploration program in hand and will then be in a position to determine what the next step will be in the development of our business plan. If the report is favorable and advises that we proceed to Phase II of the development program, we will then have to determine how we can raise the funds required for Phase II which is estimated at $12,500,000. If the report advises abandoning the property as having little or no value, we will terminate the project and seek others. Various options will be reviewed as to funding – public financing, private funding, loans or possible joint venture opportunities. Each of these will have to be evaluated for merit, cost and the most favorable basis for the Company and its shareholders. This process will require from four to eight weeks to complete. It is our intention to retain a North American educated geoscientist to evaluate and conform to American standards the phase I work program and to make his own recommendations.

(b) Management's Discussion, Analysis of Financial Condition and Results of Operations

Our auditors have issued a going concern opinion. This means that they believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills because we have not generated any revenues and no revenues are anticipated until we begin removing and selling gold. Accordingly, we must raise cash from sources other than the sale of gold found on the property which at this time means investments by others in the Company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from the primary offering. There is no assurance that we will be able to raise enough money through the primary offering to stay in business. Whatever money we do raise, will be applied first to costs of this offering and then to exploration. If we do not raise all of the money we need from the primary offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer or director or others. Our director is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through the primary offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease business entirely.

If we raise the maximum of $15,000,000, gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $2,500,000, gross, we may have to raise additional funds or we may not be able to continue our proposed business involving the completion of Phase II, if such is recommended by a competent professional geoscientist or engineer.

If we are unable to sell the 5,000,000 shares of the planned offering we may not have sufficient capital available to fund the Phase I exploration program and we would have to suspend operations. We have not entered into any arrangements with creditors for unpaid offering expenses.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise additional funds. If we can’t or don’t raise more money, we will cease operations. We have no intention of entering into a merger or acquisition if we cease operations.

We have limited cash reserves which as of October 15, 2011, totaled $229,000. Until we actually commence Phase I of the exploration program, our monthly cash requirements are minimal.

Results of Operations

For the nine months ending September 30, 2011, the Company had no revenues and incurred exploration costs of $641,701 and general and administrative expenses of $624,767, compared to no revenues and general and administrative expenses of $208,829 for the corresponding period of 2010.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

To become profitable and competitive, we must conduct exploration before we commence production of any gold, Silver or copper we may find. We are seeking equity financing in order to provide for the capital required to implement our exploration program. If our initial exploration efforts are favorable, we intend to proceed with longer term phase II.

If we raise the $15,000,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements through phase II without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

As of September 30, 2011, the Company had current assets equal to $347,677 and had current liabilities of $559,985.

The following is a summary of the Company's cash flows from operating, investing, and financing activities:

For the Cumulative nine months ended September 30, 2011

Operating activities	$(981,840)
Investing activities	$-
Financing activities	$1,202,970

Net effect on cash	$221,130

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Accounting and Audit Plan

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $3,000 to review our quarterly financial statements and approximately $9,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $18,000 to pay for our accounting and audit requirements.

SEC Filing Plan

We expect to become a reporting issuer during 2011 after our S-1 registration statement is declared effective. This means that we will continue to file documents with the SEC on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our quarterly and annual filings and costs associated with filing the registration statement to register our common stock.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Corporation have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Corporation's year end is December.

Cash and Cash Equivalents

The Corporation considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
The preparation of our financial statements is in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translations

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 and SEC Guide 7 for its characterization of the Corporation as pre-exploration stage.

Fair Value of Financial Instruments

Our financial instruments consist of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. We have adopted ASC Topic “Accounting for Income Taxes” (SFAS No. 109) as of its inception. Pursuant to SFAS No. 109 the Corporation is required to compute tax asset benefits for net operating losses carried forward.

Basic and Diluted Net Income (Loss) Per Share

The Corporation computes net income (loss) per share in accordance with ASC Topic 128, “Earnings per Share” (SFAS 128). ASC Topic 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Corporation does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Tian Q. Chen	49	Chairman, CEO
Linda Chen	55	Director
Danni Zhong	42	President
Romy Yulo	48	COO

Tian Qing Chen Chairman and Chie Executive Officer

 Mr. Chen has served as Chief Executive Officer and Chairman of the Company since July of 2010.  He currently devotes approximately 80% of his working time to the Company, and spends approximately 7 months per year at the company’s Philippine mining site, approximately 2 months per year at the Company’s offices in Hong Kong and approximately 1 month per year at the Company’s offices in the United States.  Mr. Chen has been an entrepreneur in finance and real estate investments for over 20 years. Since 2007 until he joined the company, he has been the COO of Oro East Mining Ltd. Additionally, Mr. Chen is the President and CEO of Mutual Gain Hong Kong Group Limited, a venture capital firm based in Hong Kong since 1990, where he has worked with family conglomerates throughout East Asia to learn the trade in gold, iron, silver, steel and other precious metals. His firm has successfully invested and acquired mines in Singapore, Malaysia, the Republic of Philippines, the People’s Republic of China, and elsewhere across the Asian continent. Mr. Chen was educated in East Asia and received his bachelor’s degree from Guang Dong University.  Mr. Chen’s knowledge about our mining properties led to our conclusion that Mr. Chen should be serving as a member of our Board of Directors.
Linda Chen Director

 Ms. Chen received her Master degree from Washington State University and has over 28 years of experience in international trade and has launched several trading companies.  She has worked with major family conglomerates throughout East Asia while gaining experience and knowledge on trade in gold, iron, silver, steel and other precious metals.  Ms. Chen has successfully achieved additional skill and knowledge of the mining industry from deals in Malaysia, the Republic of Philippines, and the People’s Republic of China. Starting in 2006, she worked for 5 years as a consultant in Skynix Holdings Inc. She is currently the Vice President and Director of a mid-size global equity and investment firm. Additionally, she has been and currently is a director at Oro East Mining Inc.  Ms. Chen’s general knowledge about mining led to our conclusion that Mr. Chen should be serving as a member of our Board of Directors.

Danni Zhong President

  Ms. Zhong currently serves as our President and currently devotes approximately 80% of her working time to the Company.  From 2006 to 2008, Ms. Zhong was the Chairman of Skynix Holding Inc. where she managed over 500 employees in the Philippines.  Since 2008, she has served as Chairman of the Board for Southern Horizon Mining Corp. and  as well as for Eastern Horizon Mining Co., Inc.   Since 2009 she has served as Chairman of the Board for Viclode Mining Corp.  Ms. Zhong also works with companies on mining projects, advising on activities, such as processing refinery plan set up, geological research, and the ore trading business.  Ms. Zhong has been the CFO of Mutual Gain Hong Kong Group ltd. since 2004.Ms. Zhong holds a Bachelor’s Degree in Business Economics from the University of California.

Romy Yulo Chief Operations Officer

Mr. Yulo has over 20 years of experience in mining and logging operations including marketing and log export. He has a strong political base both locally and nationally.  Mr. Yulo engaged in Oro East copper and gold mining operation as a COO in Mati, Davao, Philippine since 2006. He also is a road construction designer and manager in mine site over 10 years.  Mr. Yulo has a strong political base both locally and nationally and currently serves as the Chief Operation Officer of Oro East Mining Company. He holds a Bachelor’s Degree in Accounting from the University of San Carlos.

Timothy J. Neher Founder, President, Secretary, Treasurer and sole director of the Company from its founding in February 2008 through June 23, 2010 when Mr. Neher resigned his positions. Mr. Neher is the founding partner of Accelerated Venture Partners, LLC, ( a shareholder of the Company) a private venture capital firm based in Foster City, California, and has over 15 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy is the acting Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting company since 2009. Mr. Neher is also Director of Pinpointed Solutions Inc. a private company since 2008, Director of Ipaypod Inc., a private company since 2007 and Director of Internet Card Present, Inc., a private company since 2007. He is also the President, Secretary and sole director of following public reporting companies:  Accelerated Acquisitions XIII, Inc., Accelerated Acquisitions XIV, Inc. and director of Virolab a public reporting company since May of 2010. Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and Chief Executive Officer of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

On February15, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $8,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. On June 24, 2010 the Company entered into a Consulting Services Agreement with Accelerated Venture Partners, LLC described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” section below. Mr. Neher had no prior relationship with Oro East Mining Inc.

There are family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only two directors, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total($)
Tian Qing Chen (1)	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
Danni Zhong (2)	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
Romy Yulo (3)	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
______________

(1) Chairman and Chief Executive Officer.
(2) President.
(3) Chief Operating Officer.

Our directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any directors for serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS
The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of October 15, 2011:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Tian Qing Chen	0	0	0	0	0	0	0
Linda Chen	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 15, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 27,916,440 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares
Title of Class	of Beneficial Owner	Owned Beneficially	Percent of Class Owned

Common Stock:	Mr. Tian Qing Chen, Chief Executive Officer, Secretary, Treasurer and Director (1)	23,850,000	85.43%	%

Common Stock	Accelerated Venture Partners LLC	3,000,000	10.74%

Common Stock:	Romy Yulo, Chief Operating Officer (1)	1,000	*.

Common Stock:	Linda Chen, Director (1)	1,000	*

Common Stock	Danni Zhong, President (1)	0	*	%

All executive officers and directors as a group		26,852,000	96.17%

(1) c/o Oro East Mining, Inc.,1127 Webster Street, Suite 28, Oakland, CA 94607.
    *less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February15, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $8,000.00.

On June 23, 2010, Mutual Gain Hong Kong Group Limited (“Purchaser”) controlled by Tian Qing Chen agreed to acquire 23,850,000 shares of the Company’s common stock par value $0.0001 (the “Shares”) for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Mutual Gain Hong Kong Group Limited owned 94.1% of the Company’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 5.9% of the total issued and outstanding shares. Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors effective immediately and Tian Qing Chen was simultaneously appointed to the Company’s Board of Directors. Such action represented a change of control of the Company. The Purchaser used its working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the Shares, the Purchaser was not affiliated with the Company. However, the Purchaser is now deemed an affiliate of the Company as a result of its stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to a written Subscription Agreement with the Company. The purchase was not subject to any other terms and conditions other than the sale of the Shares in exchange for the cash payment.

On June 24, 2010, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

.● Milestone 1 -
 The right of repurchase will lapse with respect to 70% of the Shares upon a successful reverse merger with a publicly listed SEC reporting entity or Company’s securing at least $5 million in available cash,

● Milestone 2 -	Company’s right of repurchase will lapse with respect to 20% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);
● Milestone 3 -	Company’s right of repurchase will lapse with respect to 10% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $133,333 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 upon the achievement of Milestone 2 and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $133,333 per month. The total cash compensation to be received by the consultant is not to exceed $1,600,000 unless the Company receives an amount of funding in excess of the amount specified in Milestone 3. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

The CEO of the company has paid expenses on behalf of the company totaling $116,919 since July 1, 2010. The balance is unsecured, non interest bearing and due on demand.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering.  We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

MALONE BAILEY, LLP is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

On March 17, 2011, the Board of Directors of the Company determined to dismiss its former independent registered public accounting firm, Paritz & Co. (“Paritz”) effective March 17, 2011.  Paritz has served the Company well since 2008.  Under Item 304 of Regulation S-K, the reason for the dismissal was neither resignation nor declining to stand for re-election by Paritz.

On March 17, 2011, the Company decided to engage Malone and Bailey, Huston TX as its independent registered public accounting firm to report on the Company’s financial statements for the fiscal year ended December 31, 2010, including performing the required quarterly reviews.

During the two most recent fiscal years and the interim period through the date of the resignation, there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz’s satisfaction, would have caused Paritz to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of resignation, the reports of Paritz did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1) The Report of Independent Registered Public Accounting Firm issued by Paritz with respect to the Company’s audited financial statements for the year ended December 31, 2009 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2) The Report of Independent Registered Public Accounting Firm issued by Paritz with respect to the Company’s audited financial statements for the year ended December 31, 2008 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and any subsequent interim period through the date of change in accountants, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Paritz furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Paritz agreed with the above statements.  A copy of Paritz’s letter to the SEC dated March 29, 2011 is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K (File No. 000-53136) filed with the SEC on March 17, 2011.

During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Paritz, the Company did not consult with Malone and Bailey regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

ORO EAST MINING, INC.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Oro East Mining, Inc.
(formerly Accelerated Acquisitions I, Inc.)
(An Exploration Stage Company)
Oakland, California

We have audited the accompanying consolidated balance sheets of Oro East Mining, Inc. (formerly Accelerated Acquisitions I, Inc.) (an exploration stage company) (the “Company”) as of December 31, 2010 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended and from February 15, 2008 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of  America).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations, and its cash flows for the year then ended and from February 15, 2008 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plans regarding those matters also are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  MALONE BAILEY, LLP
MALONE BAILEY, LLP
www.malonebailey.com
Houston, Texas

April 15, 2011

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

We have audited the accompanying balance sheet of Accelerated Acquisitions I, Inc. (a development stage company) as of December 31, 2009 and the related statements of operations, stockholder's deficiency and cash flows for the year ended December 31, 2009 and the period from inception (February 15, 2008) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  (a development stage company) as of December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2009, the period from inception (February 15, 2008) to December 31, 2008 and the period from inception (February 15, 2008) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity.These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Co, PA
 Paritz & Co, PA
Hackensack, New Jersey

March 30, 2010

ORO EAST MINING, INC
(Formerly known as Accelerated Acquisitions I, Inc)
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31	December 31,
	2010	2009

CURRENT ASSETS:
Cash	$126,355	$-
Prepaid Expenses	1,423	-
Total Current assets	127,778

NON CURRENT ASSETS:
Fixed Assets	263,184

TOTAL ASSETS	$390,962	$-

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accrued liabilities	$4,653	$4,442
Accounts payable	70,922	-
Short term debt	281,169	-
Shareholder advances	1,930	5,186

TOTAL LIABILITIES	$358,674	$9,628

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000 shares authorized; 27,100,500 and 5,000,000 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	2,710	500
Additional paid-in capital	416,418	7,500

Deficit accumulated during the exploration stage	(386,840)	(17,628)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	32,288	(9,628)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$390,962	$-

See accompanying notes to consolidated financial statements.

ORO EAST MINING, INC
(Formerly known as Accelerated Acquisitions I, Inc)
(An Exploration Stage Company)
Consolidated Statements of Expenses

	Year Ended December 31, 2010	Year Ended December31, 2009	February 15, 2008 (Inception) through December31, 2010
General and administrative	$360,149	$6,792	$377,777

TotalOperating Expenses	360,149	6,792	377,777
Other Income (expense)
Interest Expense	4,653	-	4,653
Foreign currency loss	4,410		4,410
Total other expense	9,063	-	9,063

Net Loss	$(369,212)	$(6,792)	$(386,840)

Basic earnings (loss)per share—Basic and Diluted	$(0.02)	$(0.00)

Weighted average number of common shares outstanding	16,504,901	5,000,000

See accompanying notes to financial statements.

ORO EAST MINING, INC)
(Formerly known as Accelerated Acquisitions I, Inc)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
From February 15, 2008 (Inception) through December 31, 2010

						(Deficit)
						Accumulated
					Additional	During the
	Preferred Stock		Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock	-	$-	5,000,000	$500	$7,500	$-	$8,000
Net (loss)	-	-	-	-	-	(10,836)	(10,836)
BALANCE AT DECEMBER 31, 2008	-	-	5,000,000	500	7,500	(10,836)	$(2,836)
Net (loss)	-	-	-	-	-	(6,792)	(6,792)

BALANCE AT DECEMBER 31, 2009	-	-	5,000,000	500	7,500	(17,628)	$(9,628)

Shares issued to investors			23,850,000	2,385	-	-	2,385
Shares cancelled, and debt forgiven by investors			(3,500,000)	(350)	7,443	-	7,093
Shares issued to investors			1,500,000	150	-	-	150
Shares issued in a private offering			150,500	15	201,485	-	201,500
Shares issued for cash			50,000	5	99,995	-	100,000
Shares issued for cash			50,000	5	99,995	-	100,000

Net (Loss)						(369,212)	(369,212)
BALANCE AT DECEMBER 31, 2010	-	$-	27,100,500	$2,710	$416,418	$(386,840)	$32,288

See accompanying notes to consolidated financial statements.

ORO EAST MINING, INC
(Formerly known as Accelerated Acquisitions I, Inc)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			February 15,
		For the	2008
	For the Fiscal	Fiscal year	(Inception)
	Year ended	ended	through
	December 31,	December 31,	December 31,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(369,212)	$(6,792)	$(386,840)
Adjustments to reconcile net loss to net cash used
in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(1,423)		(1,423)
Accounts payable	70,922	915	70,922
Accrued liabilities	4,653		9,095
Net cash used in operating activities	(295,060)	(5,877)	(308,246)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of the fixed assets	(64,015)	-	(64,015)
Net cash used in investing activities	(64,015)		(64,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	403,685	-	411,685
Shareholder advances	(255)		(255)
Borrowings on debt	82,000		82,000
Shareholder Advances/Repayments	-	5,186	5,186
Net cash provided by financing activities	485,430	5,186	498,616

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	126,355	(691)	126,355

Cash and cash equivalents at beginning of period	-	691

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$126,355	$-	$126,355
Non-cash Transactions
Debt forgiven by the shareholders	$7,443		7,443
Fixed assets purchased on short term debt	$199,169		199,169

The accompanying notes to the consolidated financial statements are an integral part of these statements

 ORO EAST MINING, INC
(Formerly known as Accelerated Acquisitions I, Inc)
(an Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)           Organization and Business:

Oro East Mining, Inc., formerly known as Accelerated Acquisitions I, Inc, (the  “Company”) was incorporated in  Delaware on February 15, 2008 for the purpose of raising capital that is intended to be used in connection with its business plan which may include a possible merger, acquisition or other business combination with an operating business.

On July 2, 2010, the Company changed its business plan to become an exploration and refining company for the mining of gold, copper, and other precious or industrial mineral deposits through the acquisition of certain rights in the Republic of the Philippines. On that date, the Company entered into an Assignment of Rights Agreement with Oro-East Mining Company LTD (“Oro”).  Oro assigned to the Company certain rights and obligations with respect to the permitted mining claims as described.  The Company will assume the rights and obligations of Oro to explore, extract, refine and produce precious metals and other industrial deposits on the claims and earn fees with respect to such services. Thus, the Company commenced business as an exploration, mining, refinery and production company. The Company intends to focus on extracting gold, silver, copper, iron ore and other industrial minerals to primarily meet the demands of the Chinese Government and companies for the mined minerals.

On September 20, 2010, Accelerated Acquisitions I, Inc changed is name to Oro East Mining, Inc..

On November 18, 2010, Oro East Mining, Inc. allocated $50,000 to open a new bank account in the name of Oro East Greentech Philippines Inc. (“Greentech”).  Greentech is wholly owned by the Company and will be in charge of the mining business in Philippines. There are  no transactions for Greentech in 2010 since the operations did not start until 2011.

The Company is currently in the exploration stage as outline per ASC 915-15 .All activities of the Company to date relate to its organization, initial exploration, initial funding and share issuances.

(b)           Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)           Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. The total cash and cash equivalents were $ 126,355 and zero as of December 31, 2010 and 2009 respectively

(d)           Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.

(e)           Fair Value of Financial Instruments:

The carrying value of cash equivalents approximates fair value due to the short period of time to maturity.

(f)           Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s  results of operations, financial position or cash flow.

(g)          Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $386,840, and has negative working capital of $230,896 at December 31, 2010. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management’s plan includes obtaining additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE 2 - CAPITAL STOCK:

On June 23, 2010, Mutual Gain Hong Kong, Limited. acquired 23,850,000 shares for $0.0001 per share or $2,385. At the same time, Accelerated Venture Partners, LLC (“AVP”), a company controlled by Timothy J. Neher canceled 3,500,000 of its 5,000,000 sharesand forgave $7,443 payable by the company. Mutual Gain caused Oro-East Mining Company, LTD (“Oro”) to enter into the Assignment of Rights Agreement with the Company (see below). Following these transactions, Mutual Gain Hong Kong, Limited owned 94.1% of the Company’s 25,350,000 issued and outstanding shares and the interest of AVP was reduced to approximately 5.9%.  Timothy Neher resigned and Tian Qing Chen was appointed to the Company’s Board of Directors. Such action represented a change of control of the Company.

Prior to the purchase of the Shares, Mutual Gain was not affiliated with the Company. However, Mutual Gain is now deemed an affiliate of the Company as a result of its stock ownership interest in the Company. The purchase of the shares by Mutual Gain was completed pursuant to a written Subscription Agreement with the Company. The purchase was not subject to any other terms and conditions other than the sale of the Shares in exchange for the cash payment. The Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Oro East Mining Inc.”.

On June 24, 2010, the Company entered into a Consulting Services Agreement with AVP. The agreement requires AVP to provide the Company with certain consulting services in consideration of (a) an option granted by the company to AVP to purchase 1,500,000 shares of the company’s common stock at a price of $0.0001 per share (which option was immediately exercised by the holder) subject to a repurchase option granted to the company to repurchase the shares in the event the Company fails to complete funding as detailed in the agreement and (b) cash compensation at a rate of $133,333 per month. The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder. As of December 31, 2010, AVP exercised the option and purchased 1,500,000 shares of the company’s common stock subject to the repurchase by the company outlined above.

On July 6, 2010, the Company sold 150,500 common shares at a price of $2.00 per share to a total of 35 investors. The Company raised a total of $201,500 in this offering.

On December 22, 2010 and December 27, 2010, 50,000 shares were issued to each of the two private investors for cash of $100,000 each.

NOTE 3 - PROPERTY AND EQUIPMENT:

Property and equipment is located at the Company's headquarters in the Philippines and is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Computer hardware	3-5 years
Computer software	3-5 years
Furniture and Office	7 years
Equipment	7 years

 The company bought 3 heavy trucks and other mining equipment for $59,091 and $204,093, respectively as of December 31, 2010.  The company has not depreciated these fix assets as of December 31, 2010 since the assets were not put in service until 2011.

NOTE 4 - SHORT-TERM NOTES PAYABLE

The company signed a contract with Sichuan Dujiangyan Weida Company (“Weida”), Ltd on September 3, 2010 for equipment and services originally due by November 2010.  Weida gave the company an $860,000 credit line with interest at 4% per annum. Weida has the option to receive the consideration as stock at $2.00 USD per share, up to the amount Weida is owed. On November 30, 2010, the company and Weida signed an addendum to modify the delivery date to April 10, 2011. As of December 31, 2010, the Company has borrowed $199,169 against the line of credit for purchasing the equipment.

The company also owes $82,000 to an individual, due June 30, 2011 with interest at 5% with no collateral.

NOTE 5 - INCOME TAXES

The Company utilizes the asset and liability method of accounting for income taxes where the deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for  financial and income tax purposes. During 2010, Oro East Mining incurred a net loss and therefore has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $382,187 and it will expire in 2041 An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

At December 31, 2010 and 2009, deferred tax asset consisted of $129,944 and $5,994 respectively with full valuation allowance for both the years.

NOTE 6 - RELATED PARTY TRANSACTIONS

The CEO of the company paid expenses on behalf of the company in the amount of $1,930, The balance is unsecured, non interest bearing and due on demand.

NOTE 7 - SUBSEQUENT EVENTS

On January 10, 2011, 85,000 shares are issued to a private investor at $2.00 per share for a total $170,000 cash.

On January 18, 2011, 25,000 shares are issued to a private investor at $2.00 per share for a total $50,000.00 cash.

On February 16, 2011, 15,000 shares are issued to a private investor at $2.00 per share for a total of $30,000.00 cash.

ORO EAST MINING, INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2011	2010
	(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents,	$347,485	$126,355
Prepaid Expenses	192	1,423
Total Current Assets	347,677	127,778

NON CURRENT ASSETS
Fixed Assets (net of depreciation of $28,200)	234,984	263,184
TOTAL ASSETS	$582,661	$390,962

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accrued liabilities	$13,893	$4,653
Accounts payable	119,023	70,922
Short term debt	281,169	281,169
Shareholder advances	145,900	1,930
TOTAL LIABILITIES	$559,985	$358,674

STOCKHOLDERS’ EQUITY:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding		-
Common stock, $.0001 par value; 100,000,000 shares authorized; 27,630,000 and 27,100,500 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	2,763	2,710
Additional paid-in capital	1,656,335	416,418
Deficit accumulated during the development stage	(1,636,422)	(386,840)

TOTAL STOCKHOLDERS’ EQUITY	22,676	32,288
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$582,661	$390,962

See notes to unaudited financial statements.

ORO EAST MINING, INC.
(An Exploration Stage Company)
Statements of Expenses (Unaudited)
FOR NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

	Three months ended		Nine months ended		February 15,2008(Inception)
	September 30,		September 30,		through
	2011	2010	2011	2010	September 30, 2011
	(Restated)		(Restated)		(Restated)
Expenses:
Exploration costs	$85,726	$-	$641,701	$-	$641,701
General and administrative	286,598	204,839	624,767	208,829	1,002,544
Depreciation expense	9,400	-	28,200	-	28,200

Total Operating Expenses	(381,724)	(204,839)	(1,294,668)	(208,829)	(1,672,445)
Interest Income	58	-	217	-	217
Interest Expense	(3,093)	-	(9,241)	-	(13,894)
Foreign exchange gain/(loss)	8,479	-	54,110	-	49,700
Total other income/(expense)	5,444	-	45,086	-	36,023
Net Loss	$(376,280)	(204,839)	$(1,249,582)	$(208,829)	$(1,636,422)

PER SHARE INFORMATION:
Basic and diluted, net loss per share	$(0.01)	$(0.01)	$(0.05)	$(0.02)

Basic and diluted, weighted average shares outstanding	27,240,886	26,990,685	27,342,038	12,965,542

See notes to unaudited financial statements.

ORO EAST MINING, INC.
An Exploration Stage Company
STATEMENTS OF CASH FLOWS
(unaudited)
FOR NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

	For the Nine months ended September 30, 2011	For the Nine months ended September 30, 2010 (Restated)	February 15, 2008 (Inception) through September 30, 2011
	Restated		Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,249,582)	$(208,829)	$(1,636,422)
Adjustments to reconcile net loss to net cash used in operating activities.
Shares issued for services	180,970	-	180,970
Depreciation expense	28,200	-	28,200
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,231	(1,423)	(192)
Increase (decrease) in accounts payable and accrued expenses	57,341	77,036	137,358
Net cash used in operating activities	(981,840)	(133,216)	(1,290,086)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	(4.923)	(64,015)
Net cash used in investing activities	-	(4,923)	(64,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,059,000	203,685	1,470,685
Borrowings on debt	-	82,000	82,000
Shareholder advances	143,970	(27)	148,901
Net cash provided by financing activities	1,202,970	285,658	1,701,586

NNET(DECREASE)INCREASE IN CASH AND CASH EQUIVALENTS	221,130	147,519	347,485
Cash and cash equivalents at beginning of period	126,355	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$347,485	$147,519	$347,485

NON-CASH TRANSACTIONS
Debt forgiven by shateholders			7,443
Fixed assets purchased on short term debt			199,169
Fixed assets purchased on shareholder advances

See notes to unaudited financial statements.

ORO EAST MINING, INC.
(An Exploration Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Organization and Business:

Oro East Mining, Inc. (“Oro” or the “Company”) was incorporated in Delaware on February 15, 2008 for the purpose of raising capital that is intended to be used in connection with its business plan which may include a possible merger, acquisition or other business combination with an operating business.

On July 2, 2010, the Company changed its business plan to become an exploration and refining company for the mining of gold, copper, and other precious or industrial mineral deposits through the acquisition of certain rights in the Republic of the Philippines. On that date, the Company entered into an Assignment of Rights Agreement with Oro-East Mining Company LTD. Oro assigned to the Company certain rights and obligations with respect to the permitted mining claims described in the Rights Agreement. Pursuant to the Rights Agreement, the Company will assume the rights and obligations of Oro to explore, extract, refine and produce precious metals and other industrial deposits on the claims and earn fees with respect to such services. By entering into the Rights Agreement, the Company commenced business as an exploration, mining, refinery and production company. The Company intends to focus on extracting gold, silver, copper, iron ore and other industrial minerals to primarily meet the demands of Chinese Government and companies for the mined minerals.

On November 18th, 2010, Oro East Mining, Inc. invested $50,000 to establish Oro East Greentech Philippines Inc.(“Greentech”). Greentech is wholly owned by Oro East and will be in charge of the mining business in Philippines. The financial statement presented are the consolidated for Oro East Mining, Inc. and Oro East Greentech Philippines Inc.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b) Basis of Presentation

The accompanying Interim Financial Statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included. All such adjustments are of a normal recurring nature. The financial information should be read in conjunction with the Financial Statements and notes thereto included in the Company’s Form 10-K Annual Report for the year ended December 31, 2010. The September 30, 2011 consolidated financial statements presented herein may not be indicative of the results of the Company for the year ending December 31, 2011.

(c) Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a negative deficit accumulated during the development stage of $785,551 and has negative working capital of $212,308 at September 30, 2011. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management’s plan includes obtaining additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

(d) Exploration Costs

Mineral property exploration costs are expensed as incurred until such time as economic reserves are quantified. To date Oro East Mining, Inc. has not established any proven or probable reserves on its mineral properties.

NOTE 2 - RELATED PARTY TRANSACTIONS

The CEO of the company has paid expenses on behalf of the company totaling $145,900. The balance is unsecured, non interest bearing and due on demand.

NOTE 3 - EQUITY

During the 9 months ended September 30, 2011, the Company sold 529,500 shares at $2 per share for $1,059,000.

NOTE 4 - CAPITALIZATION OF ROAD IMPROVEMENT

During the first nine months of 2011, Oro East built roads in the Philippines to facilitate the exploration of mining properties.  The roads were built without a signed property lease and the Company considers these as reasonable exploration expense and has capitalized the total road cost of $641,701. Since, the business operations have not commenced as of September 30, 2011 no depreciation is recognized.

NOTE 5 - SUBSEQUENT EVENTS

On October 6, 2011, company issued 50,000 at $2 per share for $100,000.

NOTE 6 - RESTATEMENT

During November 2011, we discovered some errors in our financial statements , including (a) capitalized road costs that should have been expensed ($641,701), (b) depreciation not taken on trucks ($28,200) and (c) failure to previously record $180,970 in share based compensation for strategic and marketing consulting  The effects of these restatement on reported amounts for the six months ended June 30, 2011 are presented below in the following tables:

	Balance sheets
	As of September 30, 2011
	As Reported	Adjustments	Restated

ASSETS

TOTAL CURRENT ASSETS	$347,677		$347,677

Property, Plant and Equipment (net of depreciation of $28,200)	904,885	(669,901)	234,984
Other Assets	-		-

TOTAL ASSETS	$1,252,562		$582,661

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

TOTAL LIABILITIES	$559,985		$559,985

Commitments and Contingencies

STOCKHOLDERS' (DEFICIT):
Preferred stock, $.0001 par value; 10,000,000 shares authorized;
no shares issued and outstanding at
September 30, 2011 and December 31, 2010	-		-
Common stock, $.0001 par value; 100,000,000 shares authorized;
27,630,500 and 5,000,000 shares issued and outstanding at
September 30, 2011 and December 31, 2010	2,763		2,763
Additional paid-in capital	1,475,365	180,970	1,656,335
Deficit accumulated during the development stage	(785,551)	(850,871)	(1,636,422)
Total Stockholders' (Deficit)	692,577		22,676

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$1,252,562		$582,661

	Statement of expenses
	For three months ended September 30, 2011
	As Reported	Adjustments	Restated

Operating Expenses:
Exploration cost	$-	85,726	$85,726
General and administrative expenses	224,281	62,317	286,598
Depreciation expense	-	9,400	9,400

Total operating expenses	224,281		381,724

Loss from Operations	$(224,281)		$(381,724)

Other Income/(Expense)
Foreign exchange gain/(loss)	58,522	(50,043)	8,479
Interest expense	(3,093)	-	(3,093)
Interest income	58	-	58
Total Other Income (Expense)	55,487		5,444

Net (Loss)	$(168,794)		$(376,280)

Net (Loss) Per Share:
Basic and Diluted	$(0.01)		$(0.01)

Weighted Average Shares Outstanding
Basic and Diluted	27,240,886		27,240,886

	Statement of expenses
	For nine months ended September 30, 2011
	As Reported	Adjustments	Restated

Operating Expenses:
Exploration cost	$-	641,701	$641,701
General and administrative expenses	443,797	180,970	624,767
Depreciation expense	-	28,200	28,200

Total operating expenses	443,797		1,294,668

Loss from Operations	$(443,797)		$(1,294,668)

Other Income/(Expense)
Foreign exchange gain/(loss)	54,110	-	54,110
Interest expense	(9,241)	-	(9,241)
Interest income	217	-	217
Total Other Income (Expense)	45,086		45,086

Net (Loss)	$(398,711)		$(1,249,582)

Net (Loss) Per Share:
Basic and Diluted	$(0.01)		$(0.05)

Weighted Average Shares Outstanding
Basic and Diluted	27,342,038		27,342,038

	Statement of cash flows
	For nine months ended September 30, 2011
	As Reported	Adjustments	Restated

Cash flows from Operating Activities:
Net(loss)	$(398,711)	(850,871)	$(1,249,582)
Adjustments to reconcile net loss to net cash used in operating activities:			-
Shares issued for services	-	180,970	180,970
Depreciation expense	-	28,200	28,200
Changes in operating assets an dliabilities:			-
Prepaid expenses and other current assets	1,231		1,231
Increase(decrease) in accounts payable	57,341		57,341
Net cash used in operating activities	(340,139)		(981,840)

Cash flows from investing activites:
Purchase of fixed assets	(525,625)	525,625	-
Net cash used in investing activities	(525,625)		-

Cash flows from financing activities:
Proceeds from issuance of common stock	1,059,000		1,059,000
shareholder advances	-		-
Capital Stock	27,894	116,076	143,970
Net cash provided by financing activities	1,086,894		1,202,970

Net increase in cash and cash equivalents	221,130		221,130
Cash and cash equivalents at beginning of period	126,355		126,355
Cash and cash equivalents at end of period	$347,485		$347,485

Noncash investing and financing activities:
Fixed assets purchased on shareholder advances	116,076	(116,076)	-

	Statement of cash flows
	From February 15, 2008 (inception) through September 30, 2011
	As Reported	Adjustments	Restated

Cash flows from Operating Activities:
Net(loss)	$(785,551)	(850,871)	$(1,636,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	-	180,970	180,970
Depreciation expense	-	28,200	28,200
Changes in operating assets an dliabilities:
Prepaid expenses and other current assets	(192)		(192)
Increase(decrease) in accounts payable	137,358		137,358
Net cash used in operating activities	(648,385)		(1,290,086)

Cash flows from investing activites:
Purchase of fixed assets	(589,640)	525,625	(64,015)
Net cash used in investing activities	(589,640)		(64,015)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,470,685		1,470,685
shareholder advances	82,000		82,000
Capital Stock	32,825	116,076	148,901
Net cash provided by financing activities	1,585,510		1,701,586

Net increase in cash and cash equivalents	347,485		347,485
Cash and cash equivalents at beginning of period	-		-
Cash and cash equivalents at end of period	$347,485		$347,485

Noncash investing and financing activities:
Debt forgiven by shareholders	-		7,443
Fixed assets purchased on short term debt	-		199,169
Fixed assets purchased on shareholder advances	116,076	(116,076)	-

NOTE 7 – Restatement Three and nine months ended September 30, 2010

In connection with our review of the financial statements of Oro East Mining, Inc for the quarter ended September 30, 2011, we identified a clerical error in statement of expenses for the three and nine months ended September 30, 2010 and statement of cash flows for the nine months ended September 30, 2010.

The effects of the restatement on reported amounts for the quarter ended September 30, 2010 are presented below in the following tables:

	Statement of Expenses
	Three months ended September 30, 2010
	As Reported	Adjustments	As Restated
General and Administrative	$213,752	$(8,913)	$204,839
Net operating expenses	213,752	(8,913)	204,839

Net Loss	$(213,752)	$8,913	$(204,839)

Net Loss per share:
Basic and Diluted	$(0.01)	$-	$(0.01)
Weighted average common shares outstanding:
Basic and Diluted	26,850,000		26,990,685

	Statement of Expenses
	Nine months ended September 30, 2010
	As Reported	Adjustments	As Restated
General and Administrative	$217,742	$(8,913)	$208,829
Net operating expenses	217,742	(8,913)	208,829

Net Loss	$(217,742)	$8,913	$(208,829)

Net Loss per share:
Basic and Diluted	$(0.01)	$-	$(0.02)
Weighted average common shares outstanding:
Basic and Diluted	26,850,000		12,965,542

	Statement of Cash flows
	Nine months ended September 30, 2010
	As Reported	Adjustments	As Restated
Cash flows from Operating Activities:
Net(loss)	$(138,748)	$(70,081)	$(208,829)
Prepaid expenses and other current assets	-	(1,423)	(1,423)
Increase(decrease) in accounts payable	(452)	77,488	77,036
Net cash used in operating activities	(139,200)	5,984	(133,216)

Cash flows from investing activities:
Purchase of fixed assets	-	(4,923)	(4,923)
Net cash used in investing activities	-	(4,923)	(4,923)

Cash flows from financing activities:
Proceeds from issuance of common stock
Shareholder advances	86,642	(4,669)	81,973
Capital Stock	201,500	2,185	203,685
Net cash provided by financing activities	288,142	(2,484)	285,658

Net increase(decrease) in cash and cash equivalents	-	(1,423)	147,519
Cash and cash equivalents at beginning of period	-	-	-
Cash and cash equivalents at end of period	$148,942	(1,423)	$147,519

Noncash investing and financing activities:
Debt forgiven by shareholders	-	7,443	7,443
Proceeds from the issuance of common stock	2,385	(2,385)	-
Cancellation of common shares	(350)	350	-
Additional paid-in capital	350	(350)	-
Stock subscription receivable	(2,385)	2,385	-

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

From inception (February 15, 2008), the Company was organized as a vehicle to investigate and, if such investigation warrants, acquire or merge with a target company or business seeking the perceived advantages of being a publicly held corporation.

On July 2, 2010 the Company changed its business plan to become an exploration and refining company for the mining of gold, copper, and other precious or industrial mineral deposits through the acquisition of certain rights in the Republic of the Philippines. On that date, the Company entered into an Assignment of Rights Agreement (“Rights Agreement”) with Oro-East Mining Company LTD. Pursuant to the terms of the Rights Agreement, Oro assigned to the Company certain rights and obligations with respect to the permitted mining claims described in the Rights Agreement. Pursuant to the Rights Agreement, the Company will assume the rights and obligations of Oro to explore, extract, refine and produce precious metals and other industrial deposits on the claims and earn fees with respect to such services. By entering into the Rights Agreement, the Company commenced business as an exploration, mining, refinery and production company. The Company intends to focus on extracting gold, silver, copper, iron ore and other industrial minerals to primarily meet the demands of Chinese Government and companies for the mined minerals.

Results of Operations

For the six months ending June 30, 2011, the Company had no revenues and incurred general and administrative expenses of $219,559, compared to no revenues and general and administrative expenses of $4,190 for the corresponding period of 2010.

 Liquidity and Capital Resources

As of June 30, 2011, the Company had current assets equal to $128,798 and had current liabilities of $516,585.

The following is a summary of the Company's cash flows from operating, investing, and financing activities:

For the Cumulative six months ended June 30, 2011

Operating activities	$(191,996)
Investing activities	(547,497)
Financing activities	$740,513

Net effect on cash	$1,020

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 4T. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of June 30, 2011. Based on this evaluation, our principal executive officer and principal financial officer has concluded that our disclosure controls and procedures are ineffective because of the identification of a material weakness in our internal control over financial reporting which is identified in our Management's Report on Internal Control Over Financial Reporting included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which we view as an integral part of our disclosure controls and procedures.

Changes in Internal Control over Financial Reporting

There were no changes in our internal controls over financial reporting that occurred during the first quarter of fiscal 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

  [OUTSIDE BACK COVER PAGE]

PROSPECTUS

ORO EAST MINING, INC.

5,000,000 SHARES OF
COMMON STOCK
TO BE SOLD BY ORO EAST MINING, INC.

1.866,440 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2012

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Amount
Item	(US$)
SEC Registration Fee	$2,389
Transfer Agent Fees	1,000
Legal Fees	10,000
Accounting Fees	3,000
Printing Costs	100
Miscellaneous	400
TOTAL	$16,889

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has authority under General Corporation Law of the State of Delaware to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the General Corporation Law of the State of Delaware that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold	Consideration
Accelerated Venture Partners LLC (1)	February 15, 2008	Common Stock	5,000,000	$8,000
Mutual Gain Hong Kong Group Limited	June 23, 2010	Common Stock	23,850,000	2,385
Accelerated Venture Partners LLC	June 24, 2010	Common Stock	1,500,000	150
Torin Yao	July 6, 2010	Common Stock	1,000	2,000
Yi Lun Yao	July 6, 2010	Common Stock	1,000	2,000
Jie Zhen Lu	July 6, 2010	Common Stock	6,000	2,000
Jia Wei Yao	July 6, 2010	Common Stock	6,000	12,000
Henry Zhao	July 6, 2010	Common Stock	10,000	20,000
Lily Kwan	July 6, 2010	Common Stock	5,000	10,000
Cindy Ka Hei Lai	July 6, 2010	Common Stock	500	1,000
Wen Liu	July 6, 2010	Common Stock	500	1,000
Kruz Investments.LLC	July 6, 2010	Common Stock	5,000	10,000
Fei L Tsai	July 6, 2010	Common Stock	25,000	50,000
Chi Kit Chung	July 6, 2010	Common Stock	1,000	2,000
Sammy Ming Pui Chung	July 6, 2010	Common Stock	1,000	2,000
Reagan Yu-Hin Chung	July 6, 2010	Common Stock	1,000	2,000
Leonne Yu-Ton Chung	July 6, 2010	Common Stock	1,000	2,000
Melissa Wai Chow	July 6, 2010	Common Stock	1,000	2,000
Solar Infiniti Corporation	July 6, 2010	Common Stock	9,000	18,000
Ching Yuen Chung	July 6, 2010	Common Stock	2,000	4,000
Anzhong Chen	July 6, 2010	Common Stock	500	1,000
Ricardo C Soltero	July 6, 2010	Common Stock	1,000	2,000
Jeffrey J. Hayden	July 6, 2010	Common Stock	1,000	2,000
Yiming Zhong	July 6, 2010	Common Stock	2,000	4,000
Linda P Chen	July 6, 2010	Common Stock	1,000	2,000
Edward Luo	July 6, 2010	Common Stock	1,000	2,000
Gene Luo	July 6, 2010	Common Stock	500	1,000
Ayana Chen	July 6, 2010	Common Stock	1,000	1,000
Ranolfo S. Yulo	July 6, 2010	Common Stock	1,000	2,000
Patty M Chu 36-10634	July 6, 2010	Common Stock	10,000	20,000
Adrea Chu	July 6, 2010	Common Stock	500	1,000
Samuel Wong	July 6, 2010	Common Stock	1,000	2,000
Sher Jeong Wong	July 6, 2010	Common Stock	500	1,000
Mui Ling Wong	July 6, 2010	Common Stock	500	1,000
J. Cooper Tsai	July 6, 2010	Common Stock	1,000	2,000
Entrust Administration, Inc. FBO:IRA# 30602 Timothy Chen Benficiary for Wanda Wai Yee Lew (Deceased)	July 6, 2010	Common Stock	7,000	14,000
Entrust Administration, Inc. FBO: Roth IRA #30625 Dennies Tan Ni Chung Beneficiary Wanda Wai Yee Lew (Deceased)	July 6, 2010	Common Stock	7,000	14,000
Entrust Administration, Inc. FBO:Coverdell IRA # 33993 Ayana X. Y. Chen	July 6, 2010	Common Stock	38,000	72,000
Link Harvest Green Resources Limited	December 22, 2010	Common Stock	50,000	100,000
Global Burner Limited	December 27, 2010	Common Stock	50,000	100,000

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold	Consideration
PL China Limited	January 14, 2011	Common Stock	85,000	170,000
Bugsy Limited	January 18, 2011		25,000	50,000
Yiming Zhong	February 16, 2011	Common Stock	15,000	30,000
Ted T Lee	March 12, 2011	Common Stock	10,000	20,000
Jung - Cheun Lien	March 31, 2011	Common Stock	5,000	10,000
Romain C. Bacou	April 22, 2011	Common Stock	10,000	20,000
Romain C. Bacou	May 2, 2011	Common Stock	15,000	30,000
Jiangyan Yi	April 27, 2011	Common Stock	5,000	10,000
IRA Service Trust Company, FBO: Roth IRA #230844 Emily Chen	April 27, 2011	Common Stock	51,000	102,000
IRA Service Trust Company, FBO: Roth IRA #230856 Neil Stuverude	April 27, 2011	Common Stock	9,000	18,000
Szu Y Cheng	May 12, 2011	Common Stock	3,000	6,000
IRA Service Trust Company, FBO: Roth IRA #234205 Gene Shin	May 4, 2011	Common Stock	10,000	10,000
IRA Service Trust Company, FBO: Roth IRA# 235908 Jing Hua Ma	May 4, 2011	Common Stock	15,000	30,000
Xiangtian Li	May 16, 2011	Common Stock	1,000	2,000
Fei Liang	May 16, 2011	Common Stock	500	1,000
Shuyue Luan	May 16, 2011	Common Stock	5,000	10,000
Luiwei Xie	May 16, 2011	Common Stock	10,000	20,000
Jaton Corp	June 6, 2011	Common Stock	10,000	20,000
Yee Shin Chin	June 23, 2011	Common Stock	25,000	50,000
Ching Ying Chen	June 23, 2011	Common Stock	5,000	10,000
Ma International	March 1, 2011	Common Stock	11,440	22,880
Hobson Consultant Limited	December 15, 2010	Common Stock	225,000	450,000
Ching Yuen Chung	July 6, 2011	Common Stock	40,000	80,000
David Patrick Gamba	September 1, 2011	Common Stock	2,500	5,000
Chia Wei Wang	September 1, 2011	Common Stock	1,000	2,000
Jun Xi Cao	September 1, 2011	Common Stock	4,000	8,000
Bret Sherrell	September 1, 2011	Common Stock	1,000	2,000
Xiaolin Huang and Yang Zhao	September 1, 2011	Common Stock	5,000	10,000
Shuling Luo	September 9, 2011	Common Stock	2,500	5,000
Wendy Yen-Wen Chang	September 9, 2011	Common Stock	4,000	8,000
IRA Service Trust Company, FBO: Roth IRA #247844 Chia-Wei Wang	September 9, 2011	Common Stock	5,000	10,000
Link Harvest Green Resources Limited	September 9, 2011	Common Stock	200,000	400,000
_________________ _____________________
(1) Accelerated Venture Partners, LLC originally acquired 5,000,000 shares and subsequently tendered 3,500,000 of such shares for cancellation.

All of the securities issued in the above mentioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D, promulgated thereunder, on the basis that each of offerings were made in non-public offerings solely to “accredited investors,” within the meaning of Rule 501 of Regulation D.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1.1	Articles of Incorporation of Accelerated Acquisitions I, Inc.(1)
3.1.2	Certificate of Amendment to Articles of Incorporation
3.2	Bylaws of the Registrant (1)
4.1	Specimen Stock Certificate
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (4)
10.1	Assignment Agreement between Accelerated Acquisitions I, Inc. and Oro-East Mining Company LTD.
10.2	Consulting Agreement between Accelerated Acquisitions I, Inc. and Accelerated Venture Partners, LLC (2)
10.3	Consulting Agreement between Ma International and Oro East Mining, Inc. (3)
10.4	Consulting Agreement between Hobson Consultant Limited and Oro East Mining , Inc. (3)
10.5	Limited Agency and Services Agreement dated September 10, 2010, by and between Registrant and Sichuan Dujiangyan Weida Company, Limited, dba Weida Co., Ltd. (4)
10.6	Mineral Production Sharing Agreement, dated February 10, 2010, by and between Registrant and the Republic of the Philippines
10.7	Subscription Agreement, dated of June 24, 2010, between Accelerated Acquisitions I, Inc. and Mutual Gain Hong Kong, Limited (5)
10.8	Letter dated June 24, 2009 from Accelerated Venture Partners toAccelerated Acquisitions I, Inc. regarding the tender of shares for cancellation (6)
16.1	Letter date March 29, 2011, from Paritz & Company, P.A., to the Securities and Exchange Commission (7)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) (3)
23.2	Consent of Malone Bailey LLP
23.3	Consent of Agetro Commodities
_____________

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-12G (File No. 000-53136) filed with the Commission on March 19, 2008
(2)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K (File No. 000-53136) filed with the Commission on June 25, 2010.
(3)	Incorporated by reference to the Registrant’s Form S-1 (File No. 333-177509) filed with the Commission on October 26, 2011.
(4)	Incorporated by reference to the Registrant’s Form 8-K (File No. 000-53136) filed with the Commission on September 29, 2010.
(5)	Incorporated by reference to Exhibit 10.1 the Registrant’s Form 8-K (File No. 000-53136) filed with the Commission on June 25, 2010.
(6)	Incorporated by reference to Exhibit 10.2 the Registrant’s Form 8-K (File No. 000-53136) filed with the Commission on June 25, 2010.
(7)	Incorporated by reference to Exhibit 16.1 to the Registrant’s Current report on Form 8-K (File No. 000 53136) filed with the Commission on April 6, 2011.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Oakland, California, on the 30th day of January, 2012

ORO EAST MINING, INC. (Registrant)

By:	/s/ Tian Qing Chen
Name:	Tian Qing Chen
Title:	Chairman and CEO
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tian Qing Chen, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Oro East Mining, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tian Qing Chen	Chairman and Chief Executive Officer,	January 30, 2012
Tian Qing Chen	Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Linda Chen		January 30, 2012
Linda Chen	Director

Exhibit	Description

3.1	Articles of Incorporation of Accelerated Acquisitions I, Inc.(1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Assignment Agreement between Accelerated Acquisitions I, Inc. and Oro-East Mining Company LTD. (2)
10.2	Consulting Agreement between Accelerated Acquisitions I, Inc. and Accelerated Venture Partners, LLC (3)
10.3	Consulting Agreement between Ma International and Oro East Mining, Inc.
10.4	Consulting Agreement between Hobson Consultant Limited and Oro East Mining, Inc.
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Malone Bailey LLP
_____________

(1)	Incorporated by reference to the Registrant’s Form 10-12G filed with the Commission on March 19, 2008
(2)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on July 6, 2010.
(3)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on June 30, 2010.